                                                                  Exhibit 10(b)


                                                                CONFORMED COPY

-------------------------------------------------------------------------------


                       AGREEMENT AND PLAN OF DISTRIBUTION

                          dated as of December 6, 1996

                                     among

                      ROCKWELL INTERNATIONAL CORPORATION,

                     NEW ROCKWELL INTERNATIONAL CORPORATION

                          ALLEN-BRADLEY COMPANY, INC.,

                            ROCKWELL COLLINS, INC.,

                     ROCKWELL SEMICONDUCTOR SYSTEMS, INC.,

                      ROCKWELL LIGHT VEHICLE SYSTEMS, INC.

                                      and

                      ROCKWELL HEAVY VEHICLE SYSTEMS, INC.

-------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                 Page
                                                                 ----
ARTICLE I             DEFINITIONS..........................        2

               1.1.   Definitions..........................        2

ARTICLE II            CONTRIBUTION AND ASSUMPTION..........       13

               2.1.   Contribution.........................       13
               2.2.   Assumption of Liabilities............       17
               2.3.   Transfer and Assumption
                         Documentation.....................       20
               2.4.   Nonassignable Contracts..............       20
               2.5.   Intercompany Arrangements............       21

ARTICLE III           RECAPITALIZATION OF NEWCO; MECHANICS
                      OF DISTRIBUTION......................       22

               3.1.   Newco Capitalization.................       22
               3.2.   Recapitalization of Newco............       22
               3.3.   Mechanics of Distribution............       22
               3.4.   Timing of Distribution...............       23

ARTICLE IV            OTHER AGREEMENTS.....................       23

               4.1.   Employment...........................       23
               4.2.   Cross-License of Intellectual
                         Property..........................       25
               4.3.   Use of Names, Trademarks, etc........       26
               4.4.   Further Assurances...................       29
               4.5.   Cooperation..........................       29

ARTICLE V             TAX MATTERS..........................       30

               5.1.   Tax Allocation.......................       30
               5.2.   Tax Matters .........................       30
               5.3.   Transfer Taxes.......................       30

ARTICLE VI            MUTUAL RELEASE.......................       30

               6.1.   Mutual Release, etc..................       30

                                                                 Page
                                                                 ----
ARTICLE VII    ACCESS TO INFORMATION.......................       32

               7.1.   Provision of Corporate Records.......       32
               7.2.   Access to Information................       32
               7.3.   Production of Witnesses..............       34
               7.4.   Retention of Records.................       35
               7.5.   Confidentiality......................       35

ARTICLE VIII   EMPLOYEE BENEFIT PLANS......................       36

               8.1.   Employee Benefits Generally..........       36
               8.2.   Retirement Plans.....................       36
               8.3.   Savings Plans........................       43
               8.4.   Deferred Compensation Plans and
                         Nonqualified Retirement and
                         Savings Plans.....................       44
               8.5.   Employee Stock Options...............       46
               8.6.   Long-Term Incentive Plan.............       46
               8.7.   Welfare Benefit Plans................       47
               8.8.   Retiree Medical and Life Insurance...       49
               8.9.   Retention and Severance
                         Obligations.......................       50
               8.10.   Free-Standing Plans ................       51
               8.11.   Employment, Consulting and Severance
                          Agreements ......................       51
               8.12.   Welfare Plan Funding................       52
               8.13.   Indemnification.....................       54
               8.14.   Cooperation ........................       55
               8.15.   Amendment, Modification or
                          Termination of Benefits Plan.....       55

ARTICLE IX     CONDITIONS..................................       55

               9.1.   Conditions to Obligations of the
                         Company...........................       55

ARTICLE X      MISCELLANEOUS AND GENERAL...................       56

               10.1.   Modification or Amendment...........       56
               10.2.   Waiver; Remedies....................       56
               10.3.   Counterparts........................       57
               10.4.   Governing Law.......................       57
               10.5.   Notices.............................       57
               10.6.   Entire Agreement....................       58
               10.7.   Certain Obligations.................       58

                                                                 Page
                                                                 ----
              10.8.   Assignment...........................       58
              10.9.   Captions.............................       59
             10.10.   Specific Performance.................       59
             10.11.   Severability.........................       59
             10.12.   Third Party Beneficiaries............       59
             10.13.   Schedules............................       60
             10.14.   Consent to Jurisdiction..............       60

          AGREEMENT AND PLAN OF DISTRIBUTION, dated as of December 6, 1996 (this "Agreement"), among ROCKWELL INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), NEW ROCKWELL INTERNATIONAL CORPORATION, a Delaware corporation ("Newco"), ALLEN-BRADLEY COMPANY, INC., a Wisconsin corporation ("A-B"), ROCKWELL COLLINS, INC., a Delaware corporation ("Collins"), ROCKWELL SEMICONDUCTOR SYSTEMS, INC., a Delaware corporation ("RSS"), ROCKWELL LIGHT VEHICLE SYSTEMS, INC., a Delaware corporation ("LVS"), and ROCKWELL HEAVY VEHICLE SYSTEMS, INC., a Delaware corporation ("HVS"; and together with A-B, Collins, RSS and LVS, the "Operating Subsidiaries").

                             W I T N E S S E T H :

          WHEREAS, the Company, The Boeing Company, a Delaware corporation ("Acquiror"), and Boeing NA, Inc., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Sub"), have entered into an Agreement and Plan of Merger dated as of July 31, 1996 (the "Merger Agreement"), providing for the Merger (as defined in the Merger Agreement) of Sub with and into the Company;

          WHEREAS, immediately prior to the Conversion (as defined in the recitals to the Merger Agreement), the Company's Board of Directors, subject to the approval of the Company's stockholders, expects to distribute to the holders of Common Stock, par value $1.00 per share, of the Company ("Company Common Stock") and Class A Common Stock, par value $1.00 per share, of the Company ("Company Class A Common Stock"), other than shares held in the treasury of the Company, on a pro rata basis all of the issued and outstanding shares of Common Stock, par value $1.00 per share, of Newco ("Newco Common Stock") and Class A Common Stock, par value $1.00 per share, of Newco ("Newco Class A Common Stock"), in each case with the associated Rights (as defined in
Section 1.1) (the "Distribution");

          WHEREAS, immediately prior to the Distribution, the Company's Board of Directors, subject to the approval of the Company's stockholders, expects to cause (i) the Company to contribute certain assets to the Operating Subsidiaries as a capital contribution or in exchange for shares of their stock, (ii) the Company to contribute the stock of the Operating Subsidiaries and certain other assets to Newco as a capital contribution and (iii) Newco and the Operating Subsidiaries to assume certain liabilities of the Company, all as more specifically provided herein (the transactions described in clauses
(i), (ii) and (iii) are referred to collectively as the "Contribution");

          WHEREAS, the purpose of the Distribution is to make possible the Merger by divesting the Company of the businesses and operations to be conducted by Newco and the Operating Subsidiaries, which Acquiror is unwilling to acquire;

          WHEREAS, it is the intention of the parties to this Agreement that the Contribution and Distribution will qualify as transactions described in Sections 351 and Section 355 of the Internal Revenue Code of 1986, as amended (the "Code") and/or a "reorganization" within the meaning of Section 368(a)(1)(D) of the Code; and

          WHEREAS, this Agreement sets forth or provides for certain agreements by and among the Company, Newco and the Operating Subsidiaries in consideration of the separation of the ownership of the Company and Newco;

          NOW, THEREFORE, in consideration of the premises, and of the respective covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          1.1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

          "A-B Business" shall mean the business heretofore and currently engaged in by the Company and its Subsidiaries and their respective predecessors of designing, building, selling, installing, modifying, repairing, servicing and supporting automation products and systems, including, without limitation, programmable controllers, human/machine interface devices, communications networks, programming and application software, AC/DC drives and drive systems, sensing and motion control devices, machine vision products, computer numeric control systems, data acquisition products, standard and engineered motors, mechanical power transmission equipment, and support services for all of the foregoing, and activities related thereto, and shall include any former or discontinued operations primarily related to the A-B Business as previously conducted.

          "Accrued Interest" shall mean all accrued and unpaid interest on the Company Debt to the Closing Date other than accretion on commercial paper to the extent such accretion is included in Company Debt.

          "Additional Retained Facilities" shall mean the Company's Seal Beach, California world headquarters, the Company's Systems Development Center, the Company's Information Systems Center and the Company's Government Affairs, Marketing and International Offices located in Washington, D.C. (Arlington, VA) and related international and field offices listed on Schedule 2.1(b)(i)(D).

          "Aerospace Business" shall mean the business heretofore and currently engaged in by the Company and its Subsidiaries and their respective predecessors of designing, building, selling, installing, modifying, repairing, servicing and supporting spacecraft, liquid-fueled rocket engines, military and civilian aircraft, tactical weapons, unmanned missiles, applied energy technologies (including, without limitation, solar, kinetic and laser), and parts, components and materials for the foregoing, contract work for the National Aeronautics and Space Administration and the Company's interest in United Space Alliance, LLC, and activities related thereto, and shall include any former or discontinued operations primarily related to the Aerospace Business as previously conducted, including, without limitation, the former or discontinued operations listed on Schedule 1.1(a)(i); provided, however, that Aerospace Business does not include any part of the Collins Business, any Contributed A&D Assets or any Divested Business of the Aerospace Business, including, without limitation, the Divested Businesses listed on Schedule 1.1(a)(ii).

          "Affiliate" shall mean, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that for purposes of this Agreement and the Post-Closing Covenants Agreement, from and after the Time of Contribution, no member of either Group shall be deemed to be an Affiliate of any member of the other Group.

          "Assets" shall mean any and all assets, properties and rights, whether tangible or intangible, whether real, personal or mixed, whether fixed, contingent or otherwise, and wherever located, including, without limitation, the following:

          (i) real property interests (including leases), land, plants, buildings and improvements;

          (ii) machinery, equipment, tooling, vehicles, furniture and fixtures, leasehold improvements, repair parts, tools, plant, laboratory and office equipment and other tangible personal property, together with any rights or claims arising out of the breach of any express or implied warranty by the manufacturers or sellers of any of such assets or any component part thereof;

          (iii) inventories, including raw materials, work-in-process, finished goods, parts, accessories and supplies;

          (iv) cash, bank accounts, notes, loans and accounts receivable (whether current or not current), interests as beneficiary under letters of credit, advances and performance and surety bonds;

          (v) certificates of deposit, banker's acceptances, shares of stock, bonds, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, puts, calls, straddles, options, swaps, collars, caps and other securities or hedging arrangements of any kind;

          (vi) financial, accounting and operating data and records including, without limitation, books, records, notes, sales and sales promotional data, advertising materials, credit information, cost and pricing information, customer and supplier lists, reference catalogs, payroll and personnel records, minute books, stock ledgers, stock transfer records and other similar property, rights and information;

          (vii) patents, patent applications, trademarks, trademark applications and registrations, trade names, service marks, service names, copyrights and copyright applications and registrations, commercial and technical information including engineering, production and other designs, drawings, specifications, formulae, technology, computer and electronic data processing programs and software, inventions, processes, trade secrets, know-how, confidential information and other proprietary property, rights and interests;

          (viii) agreements, leases, contracts, sale orders, purchase orders, open bids and other commitments and all rights therein;

          (ix) prepaid expenses, deposits and retentions held by third parties;

          (x) claims, causes of action, choses in action, rights under insurance policies, rights under express or implied warranties, rights of recovery, rights of set-off, rights of subrogation and all other rights of any kind;

          (xi) licenses, franchises, permits, authorizations and approvals; and

          (xii) goodwill and going concern value.

          "Collins Business" shall mean the business heretofore and currently engaged in by the Company and its Subsidiaries and their respective predecessors of designing, building, selling, installing, modifying, repairing, servicing and supporting avionics, communication and navigation products and systems and parts, components and materials for the foregoing, including without limitation: electronic equipment for flight control, cockpit display, navigation, voice and data communication, cockpit management, radar, global positioning and other systems for airlines, corporate aircraft, government and military applications; call center products and systems; mobile communication and information systems to the land transportation market (including the Company's Automatic Vehicle Locating System and Vision Sensor Initiatives Programs) and flat panel displays and other optical components, and activities related thereto, and shall include the Collins Avionics and Communications Division, Collins Commercial Avionics, the Communication Systems Division and any former or discontinued operations primarily related to the Collins Business as previously conducted;

provided, however, that Collins Business does not include Collins International Service Company located at 3200 East Renner Road, Richardson, Texas, Rockwell Australia Limited and its Subsidiaries or any business thereof (which shall constitute part of the Defense Business); provided, further, however, that the Collins Business shall include the Tullamarine Service Center.

          "Communication Systems Division" shall mean the business heretofore and currently engaged in by the Company and its Subsidiaries and their respective predecessors of designing, building, selling, installing, modifying, repairing, servicing and supporting information message handling and communication systems and products that support command, control and communications for land, sea and air applications, including without limitation: integrated command and control systems for military and civilian agencies; fixed and airborne VLF communications; multispectrum tactical HF through satellite communications for fixed and transportable applications; satellite communications through the EHF band; airborne communication systems including platform integration; avionics and special mission systems integration and aircraft modification; medical information systems; global private networks; satellite-based air traffic management and worldwide service and support for operations and maintenance, construction and EF&I (engineer, furnish and install), and activities related thereto, and shall include any former or discontinued operations primarily related to the Communication Systems Division as previously conducted; provided, however, that the Communication Systems Division does not include Collins International Service Company located at 3200 East Renner Road, Richardson, Texas, Rockwell Australia Limited and its Subsidiaries or any business thereof (which shall constitute part of the Defense Business).

          "Company Debt" shall mean indebtedness of the Company in an aggregate principal amount of $2,165,000,000, consisting of:

          (i) Old Company Notes in the aggregate principal amount of $1,600,000,000, as the same may be amended pursuant to the Consent Solicitation;

          (ii) commercial paper or other short-term borrowings in the aggregate principal amount of $565,000,000 (with respect to commercial paper issued at a discount, the accreted value at the Closing Date shall be deemed to be the principal amount thereof), less the aggregate principal amount of any outstanding Rockwell Australia Debt (as defined below), or any indebtedness issued in replacement thereof or in exchange therefor; and

          (iii) bank borrowings of Rockwell Australia Limited in the aggregate principal amount of not more than a United States dollar equivalent of $30,000,000 (the "Rockwell Australia Debt") (it being understood that it is the current intention of the Company to repay the Rockwell Australia Debt prior to the Time of Contribution);

provided that no short-term debt other than commercial paper shall constitute "Company Debt" unless it is prepayable in full at any time without premium or penalty and no commercial paper shall constitute "Company Debt" unless it matures or is payable or prepayable in full within 60 days after the Effective Time without premium or penalty.

For purposes of calculating the United States dollar equivalent of any Rockwell Australia Debt, the New York foreign exchange selling rate applicable to Australian dollars as published in The Wall Street Journal, Eastern Edition, for the second business day preceding the Closing Date shall be used.

          "Company Group" shall mean the Company and its Subsidiaries, other than Newco and its Subsidiaries (determined after giving effect to the transfers contemplated by Article II of this Agreement).

          "Contributed A&D Assets" shall have the meaning set forth in Section 2.1(a)(vii).

          "DOE" shall mean the United States Department of Energy or any predecessor Governmental Entity.

          "Defense Business" shall mean the business heretofore and currently engaged in by the Company and its Subsidiaries (including, without limitation, Collins International Service Company and Rockwell Australia Limited but excluding the Tullamarine Service Center) and their respective predecessors of designing, building, selling, installing, modifying, repairing, servicing and supporting the following for defense markets: aircraft electronic upgrades and modifications, tactical weapons, space defense sensors and electronics, navigation and guidance systems for strategic missiles, tactical weapons, ships and submarines, naval combat systems for ships and submarines, proprietary programs, and parts, components and materials for the foregoing, and activities related thereto, and shall include any former or discontinued operations primarily related to the Defense Business as previously conducted, including, without limitation, the former or discontinued operations listed on Schedule 1.1(b)(i); provided, however, that the Defense Business does not include any part of the Collins Business (including the Company's Automatic Vehicle Locating System and Vision Sensor Initiatives Programs heretofore conducted by the Autonetics & Missile Systems Division of the Company), any Contributed A&D Assets or any Divested Business of the Defense Business, including, without limitation, the Divested Businesses listed on Schedule 1.1(b)(ii).

          "Divested Business" shall mean any corporation, division or other business unit (including any Assets and Liabilities comprising the same) that has been sold, conveyed, assigned, transferred or otherwise divested, in whole or in part, by the Company or any of its Subsidiaries to any third party prior to the Time of Contribution, but shall not include any corporation, division, other business unit, product line or contract the operations or production of which has been discontinued, completed or otherwise terminated by the Company or any of its Subsidiaries, but not sold, conveyed, assigned, transferred or otherwise divested to a third party.

          "Environmental Law" shall mean any Federal, state, local or foreign statute, law, regulation, rule or common law of, or any judgment, injunction, order or decree of or settlement agreement with, any Governmental Entity, relating to (x) the protection of the environment or (y) the use, storage, treatment, generation, transportation, processing, handling, release or disposal of Hazardous Substances, in each case as in effect on the date hereof or in the future.

          "Environmental Liabilities" shall mean all Liabilities relating to or arising out of any Environmental Law or contract or agreement relating to environmental, health or safety matters (including removal, remediation or cleanup costs, investigatory costs, governmental response costs and administrative oversight costs, environmental monitoring costs, natural resources damages, property damages, personal injury damages, costs of medical monitoring, costs of compliance with any settlement, judgment or other determination of Liability and indemnity, contribution or similar obligations) irrespective of whether such Liabilities are asserted, in the first instance, to be the responsibility of a Governmental Entity or any other Person.

          "Group" shall mean the Company Group or the Newco Group.

          "HVS Business" shall mean the business heretofore and currently engaged in by the Company and its Subsidiaries and their respective predecessors of designing, building, selling, installing, modifying, repairing, servicing and supporting drivetrain components and systems for heavy- and medium-duty commercial trucks, trailers, buses, off-highway commercial vehicles and government heavy-duty wheeled vehicles, and activities related thereto, and shall include any former or discontinued operations primarily related to the HVS Business as previously conducted.

          "Information" shall mean all records, books, contracts, instruments, computer data and other data and information.

          "Liabilities" shall mean any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto.

          "Litigation Matters" shall mean actual, threatened or future litigations, investigations, proceedings (including arbitration proceedings), claims or other legal matters that have been or may be asserted by or against, or otherwise affect, the Company and/or Newco (or members of either Group).

          "LVS Business" shall mean the business heretofore and currently engaged in by the Company and its Subsidiaries and their respective predecessors of designing, building, selling, installing, modifying, repairing, servicing and supporting sunroof, door access control and seat adjusting systems, suspensions and wheels, anti-squeeze windows, electronic controls and automobile global positioning systems for passenger car and light truck industries, and activities related thereto, and shall include any former or discontinued operations primarily related to the LVS Business as previously conducted.

          "Newco Group" shall mean Newco and its Subsidiaries, including the Operating Subsidiaries (determined after giving effect to the transfers contemplated by Article II of this Agreement).

          "Paydown Amount" shall be the excess, if any, of $2.165 billion over the aggregate principal amount of the Company Debt at the Effective Time (calculated as set forth in the definition of Company Debt).

          "Person" shall mean an individual, a partnership, a joint venture, a corporation, a limited liability entity, a trust, an unincorporated organization or other entity or a government or any department or agency thereof.

          "Preexisting Environmental Conditions" shall mean conditions of the environment (including ambient air, the ocean, natural resources (including flora and fauna), soil, surface water, groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or as otherwise defined in any Environmental Law) existing at the Time of Contribution relating to or arising from the presence, use, treatment, or Release or threatened Release of any Hazardous Substance but does not include any Special Liabilities. For purposes of the definition of the term "Preexisting Environmental Condition", the term "Hazardous Substance" shall include any waste, substance, material, pollutant or contaminant now, or in the future, listed, defined, designated or classified as hazardous, toxic or radioactive, or otherwise regulated, now or in the future, under any Environmental Law, and any waste, material or substance contaminated by, or alleged to be contaminated by, any Hazardous Substance.

          "Privileged Information" shall mean, with respect to either Group, Information regarding a member of such Group, or any of its operations, employees, Assets or Liabilities (whether in documents or stored in any other form or known to its employees or agents) that is or may be protected from disclosure pursuant to the attorney-client privilege, the work product doctrine or other applicable privileges, that a member of the other Group may come into possession of or obtain access to pursuant to this Agreement or otherwise.

          "Release" shall have the same meaning given such term in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601(22).

          "Representatives" shall mean directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

          "Retained Facilities" shall mean the Company's facilities identified on Schedule 2.1(b)(i)(A) and all buildings, improvements and fixtures at such facilities.

          "Right" shall mean a preferred share purchase right issued pursuant to the Rights Agreement dated as of November 30, 1996 between Newco and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

          "Science Center" shall mean the Company's Science Center located at 1049 Camino Dos Rios, Thousand Oaks, California and other related facilities located at Suite 400, 444 High Street, Palo Alto, California and Building 241, 3370 Miraloma Avenue, Anaheim, California.

          "Semiconductor Systems Business" shall mean the business heretofore and currently engaged in by the Company and its Subsidiaries and their respective predecessors of designing, building, selling, installing, modifying, repairing, servicing and supporting semiconductors for fax, voice and data modems for fax machines, personal computers and other uses, chipsets for cellular and cordless phones, wireless modem devices for laptop computers and modules for global positioning system receivers, and activities related thereto, and shall include any former or discontinued operations primarily related to the Semiconductor Systems Business as previously conducted.

          "Special Liabilities" shall mean any Liabilities of the Company or any of its Subsidiaries (including any Environmental Liability) arising out of or relating to (i) the Rocky Flats Plant, Golden, Colorado, (ii) the Hanford Nuclear Reservation, Hanford, Washington, (iii) the INEL complex in Idaho, (iv) the Company's or any of its Subsidiaries decontamination and decommissioning work at various atomic or nuclear facilities throughout the United

States (excluding, for purposes of the definition of Special Liabilities only, Santa Susana and Canoga Park, California) and (v) the Company's work relating to Interatom (Internationale Atomreaktorbau GmbH), and any Liabilities of the Company or any of its Subsidiaries (including any Environmental Liabilities), arising out of or relating to any products manufactured or any services provided by the Company or any of its Subsidiaries which involved the use, storage, treatment, generation, transportation, processing, handling, release or disposal of radioactive, fissionable or fusionable materials or any waste products or by-products of any process involving radioactive, fissionable or fusionable materials (other than activities of the Company and its Subsidiaries at Santa Susana and Canoga Park, California).

          "Tax" or "Taxes" shall have the meaning assigned to such term in the Tax Allocation Agreement.

          "Time of Contribution" shall mean the time immediately prior to the Time of Distribution as of which the Contribution is effective.

          "Time of Distribution" shall mean the time as of which the Distribution is effective.

          "Transfer Agent" shall mean ChaseMellon Shareholder Services, L.L.C., P.O. Box 444, Pittsburgh, Pennsylvania 15230-0444 or 120 Broadway, 33rd Floor, New York, New York 10271, telephone (800) 204-7800, the transfer agent for the Company Common Stock and Company Class A Common Stock.

                                   ARTICLE II

                          CONTRIBUTION AND ASSUMPTION

          2.1. Contribution.

          (a) Subject to Section 2.1(b) and effective as of the Time of Contribution, the Company hereby contributes, grants, conveys, assigns, transfers and delivers to Newco and the Operating Subsidiaries all the Company's right, title and interest in and to any and all Assets of the

Company (collectively, the "Contributed Assets"), allocated as follows or as Newco shall otherwise direct:

          (i) all Assets of the Company that are used primarily or that are held primarily for use in the A-B Business (other than the capital stock of A-B) and all of the issued and outstanding shares of capital stock of Reliance Electric Company, a Delaware corporation, are contributed to A-B as a capital contribution;

          (ii) all Assets of the Company that are used primarily or that are held primarily for use in the Collins Business are contributed to Collins in exchange for 1,000 shares of the Common Stock, par value $1.00 per share, of Collins, constituting all of the outstanding shares of Collins;

          (iii) all Assets of the Company that are used primarily or that are held primarily for use in the Semiconductor Systems Business and all of the issued and outstanding shares of capital stock of Brooktree Corporation, a California corporation, are contributed to RSS in exchange for 1,000 shares of the Common Stock, par value $1.00 per share, of RSS, constituting all of the outstanding shares of RSS;

          (iv) all Assets of the Company that are used primarily or that are held primarily for use in the LVS Business are contributed to LVS in exchange for 1,000 shares of the Common Stock, par value $1.00 per share, of LVS, constituting all of the outstanding shares of LVS;

          (v) all Assets of the Company that are used primarily or that are held primarily for use in the HVS Business are contributed to HVS in exchange for 1,000 shares of the Common Stock, par value $1.00 per share, of HVS, constituting all of the outstanding shares of HVS;

          (vi) [intentionally omitted];

          (vii) the Company's properties at El Segundo, California, Lakewood, California, and Building 37 at Canoga Park, California more specifically identified on Schedule 2.1(a)(vii) (collectively, the "Contributed A&D Assets") are contributed to A-B as a capital contribution;

          (viii) the Science Center (other than physical assets related to extrinsic silicon detectors and MEMS gyros located at Building 241, 3370 Miraloma Avenue, Anaheim, California, which shall constitute Retained Assets) is contributed to Newco as a capital contribution;

          (ix) all issued and outstanding shares of Atomics
     International, Inc., Narland Corporation and Rockwell Aerospace & Electronics, Inc. are contributed to Newco as a capital contribution;

          (x) the Health Care Claims (as defined in the Post-Closing Covenants Agreement) are contributed to Newco as a capital contribution; and

          (xi) immediately following the contributions referred to in clauses
     (i) through (x) above, all of the issued and outstanding shares of Common Stock of A-B, Collins, RSS, LVS, HVS and all other Assets of the Company (other than the Retained Assets) not otherwise specifically contributed to an Operating Subsidiary pursuant to this Section 2.1(a), including (x) all cash and cash equivalents of the Company and its Subsidiaries (other than as listed on Schedule 2.1(b)(i)(C) and other than cash (including for this purpose cash held by Rockwell Australia Limited in an amount not to exceed the aggregate outstanding principal amount of the Rockwell Australia Debt) in an amount equal to the excess, if any, of (A) the sum of (1) $4,320,000 and (2) the Accrued Interest over (B) the Paydown Amount), and (y) the Company's rights under Article II of the Merger Agreement, the last sentence of Section 3.1 of the Merger Agreement, Section 4.2(j) of the Merger Agreement, Section 4.2(d)(iii) of the Merger Agreement, the second sentence of Section 5.9(a) of the Merger Agreement, Section 5.13(a) of the Merger Agreement, Section 5.18 of the Merger Agreement and Section 8.17 of the Merger Agreement, are contributed to Newco as a capital contribution.

          If any Assets that are used primarily or that are held primarily for use in the A-B Business, the Collins Business, the Semiconductor Systems Business, the LVS Business or the HVS Business are held in a Subsidiary of the Company that would not be owned directly or indirectly by A-B, Collins, RSS, LVS or HVS, respectively, as a result of the foregoing allocation, then, notwithstanding the foregoing allocation, the Company shall cause each such Subsidiary to contribute such Assets to the appropriate Operating Subsidiary or a Subsidiary thereof or as Newco otherwise directs.

          (b) Notwithstanding Section 2.1(a), the Company hereby retains and does not contribute to Newco or the Operating Subsidiaries all the Company's right, title and interest in and to the following Assets (collectively, the "Retained Assets"):

          (i) all the Company's right, title and interest (including minority interests) in and to (A) all Assets of the Company or any of its Subsidiaries that are used primarily in or that are held primarily for use in or that are otherwise necessary for the operation, as presently conducted, of (1) the Aerospace Business and the Defense Business, including, without limitation, in the Company's Autonetics and Missile Systems Division, the Company's North American Aircraft Division, the Company's North American Aircraft Modification Division, the Company's Rocketdyne Division, the Company's Space Systems Division and the Company's Airborne Laser Program (excluding the Communication Systems Division, but including Collins International Service Company and Rockwell Australia Limited), and including, without limitation, the Retained Facilities, and (2) the Additional Retained Facilities (other than miscellaneous furnishings, artwork, computers and other equipment and personal property used by Company employees who will become Newco Group Continuing Employees following the Time of Contribution), (B) an undivided one-half interest in the helicopters and corporate jet aircraft included on Schedule 2.1(b)(i)(B), and (C) whether or not included within the Assets set forth in clause (A) above, all Assets (including, without limitation, capital stock and partnership interests) reflected on the June 30 Balance Sheet, as such Assets may have been added to, sold in the ordinary course of business or otherwise changed since such date; provided, however, that cash or cash equivalents (other than as listed on Schedule 2.1(b)(i)(C) and cash (including for this purpose cash held by Rockwell Australia Limited in an amount not to exceed the aggregate outstanding principal amount of the Rockwell Australia Debt) in an amount equal to the excess, if any, of (D) the sum of

     (1)$4,320,000 and (2) the Accrued Interest over (E) the Paydown Amount), the Contributed A&D Assets, the assets associated with services to be provided by Newco pursuant to Schedule 3.4 of the Post-Closing Covenants Agreement and the assets associated with the headquarters functions described in the Retained Business Audited Financial Statements shall not constitute Retained Assets;

          (ii) all issued and outstanding shares of capital stock of the Subsidiaries of the Company identified on Schedule 2.1(b)(ii) (the "Retained Subsidiaries");

          (iii) all rights in and use of the names "Autonetics", "North American Aviation" and "Rocketdyne" and all derivatives thereof;

          (iv) all rights of the Company under the Reorganization Agreements (including the Merger Agreement), except as otherwise specifically provided therein and except that the Company's rights under Section 2.1(a)(xi)(y) of this Agreement shall not constitute Retained Assets; and

          (v) the Environmental Coverage Claims.

If any Assets that are used primarily or that are held primarily for use in or that are otherwise necessary for the operation, as presently conducted, of the Aerospace Business, the Defense Business or the Additional Retained Facilities (other than miscellaneous furnishings, artwork, computers and other equipment and personal property used by Company employees who will become Newco Group Continuing Employees following the Time of Contribution and other than the assets excluded from the definition of Retained Assets by the proviso to
Section 2.1(b)(i)) are held in a Subsidiary of the Company that is not a Retained Subsidiary, then the Company shall cause each such Subsidiary to contribute such Assets to the appropriate Retained Subsidiary.

          2.2. Assumption of Liabilities.

          (a) Subject to Section 2.2(b) and effective as of the Time of Contribution, Newco and the Operating Subsidiaries, in partial consideration for the Contribution, hereby unconditionally assume and undertake to pay, satisfy and discharge when due in accordance with their terms the following Liabilities of the Company and any of its Subsidiaries (collectively, the "Assumed Liabilities"), allocated as follows or as Newco shall otherwise direct:

          (i) all Liabilities relating primarily to or arising primarily from the A-B Business are assumed by A-B and Newco;

          (ii) all Liabilities relating primarily to or arising primarily from the Collins Business are assumed by Collins and Newco;

          (iii) all Liabilities relating primarily to or arising primarily from the Semiconductor Systems Business are assumed by RSS and Newco;

          (iv) all Liabilities relating primarily to or arising primarily from the LVS Business are assumed by LVS and Newco;

          (v) all Liabilities relating primarily to or arising primarily from the HVS Business are assumed by HVS and Newco;

          (vi) [intentionally omitted];

          (vii) all Special Liabilities are assumed by Newco;

          (viii) all Liabilities (including without limitation indemnification obligations) relating primarily to or arising primarily from (A) the reports, registration statements and other documents filed by the Company with the SEC prior to the Time of Contribution (including the Company's consolidated financial statements for periods prior to the Time of Contribution included or incorporated by reference therein) and (B) any breach or alleged breach by any director of the Company of his fiduciary duties to the Company and its stockholders occurring at or prior to the Time of Contribution, in each case referred to in the foregoing clauses
     (A) and (B) notwithstanding the fact that such Liabilities may relate primarily to or arise primarily from the Aerospace Business, the Defense Business or the Additional Retained Facilities, are assumed by Newco, but excluding any matter for which the Company would be required to provide indemnification pursuant to Section 2.2(ii) of the Post-Closing Covenants Agreement;

          (ix) all Liabilities relating primarily to or arising primarily from any Divested Business of the Aerospace Business or the Defense Business, including, without limitation, the Divested Businesses listed on Schedules 1.1(a)(ii) and 1.1(b)(ii), are assumed by Newco;

          (x) all Liabilities relating primarily to or arising primarily from Atomics International, Inc., Narland Corporation and Rockwell Aerospace & Electronics, Inc. are assumed by Newco;

          (xi) all Liabilities relating to the Contributed A&D Assets are assumed by Newco;

          (xii) all Liabilities in respect of indebtedness for borrowed money (including any guarantees in respect of indebtedness for borrowed money of any third party of the Company and any of its Subsidiaries) other than the Company Debt are assumed by Newco;

          (xiii) all Liabilities that are contemplated by the Reorganization Agreements as Liabilities to be retained by any member of the Newco Group, and any agreements, obligations and Liabilities of the Newco Group under the Reorganization Agreements (including any Liabilities of the Company described in Sections 4.1(p) and 5.13 of the Merger Agreement) are assumed by Newco; and

          (xiv) all other Liabilities, other than the Retained Liabilities, are assumed by Newco.

The Liabilities referred to in clauses (i) - (xiii) above are referred to collectively as the "Newco Liabilities". If any Liabilities relating primarily to or arising primarily from the A-B Business, the Collins Business, the Semiconductor Systems Business, the LVS Business or the HVS Business are obligations of a Subsidiary of the Company other than A-B, Collins, RSS, LVS or HVS, or a direct or indirect Subsidiary thereof, as a result of the allocation of Assets of the Company set forth in Section 2.1, then, notwithstanding the foregoing allocation or the allocation of Assets of the Company set forth in
Section 2.1, the appropriate Operating Subsidiary or a Subsidiary thereof shall assume each such Liability.

          (b) Notwithstanding Section 2.2(a), the Company hereby retains, and Newco and the Operating Subsidiaries do not assume and will have no liability with respect to, the following Liabilities (collectively, the "Retained Liabilities"):

          (i) the Company Debt, together with the Accrued Interest;

          (ii) all Liabilities (A) relating primarily to or arising primarily from the Aerospace Business or the Defense Business as conducted at any time prior to, on or after the Time of Contribution or any other Retained Assets or (B) associated with the current and former operations of the Additional Retained Facilities; provided, however, that the Retained Liabilities shall not include any Newco Liabilities; and

          (iii) all Liabilities that are contemplated by the Reorganization Agreements (including the Schedules thereto) (other than the Merger Agreement) as Liabilities to be retained by any member of the Company Group, and any agreements, obligations and Liabilities of the Company Group under the Reorganization Agreements (other than the Merger Agreement), except as otherwise specifically provided herein or therein and except for obligations which are required or contemplated to be performed prior to the Effective Time.

If any Liabilities relating primarily to or arising primarily from the Aerospace Business, the Defense Business or the Additional Retained Facilities are obligations of a Subsidiary of the Company other than a Retained Subsidiary as a result of the allocation of Assets of the Company set forth in Section 2.1, then, notwithstanding the foregoing allocation or the allocation of Assets of the Company set forth in Section 2.1, the Company shall, or shall cause the appropriate Retained Subsidiary to, assume each such Liability.

          2.3. Transfer and Assumption Documentation. In furtherance of the contribution, grant, conveyance, assignment, transfer and delivery of the Contributed Assets and the assumption of the Assumed Liabilities set forth in this Article II, at the Time of Contribution or as promptly as practicable thereafter (i) the Company shall execute and deliver, and cause its Subsidiaries to execute and deliver, such deeds, bills of sale, stock powers, certificates of title, assignments of leases and contracts and other instruments of contribution, grant, conveyance, assignment, transfer and delivery necessary to evidence such contribution, grant, conveyance, assignment, transfer and delivery and (ii) Newco or the appropriate member of the Newco Group shall execute and deliver such instruments of assumption as and to the extent necessary to evidence such assumption.

          2.4 Nonassignable Contracts. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any lease, license agreement, contract, agreement, sales order, purchase order, open bid or other commitment or Asset if an assignment or attempted assignment of the same without the consent of the other party or parties thereto would constitute a breach thereof or in any way impair the rights of the Newco Group or the Company Group thereunder. The Company shall, prior to the Time of Contribution, use reasonable best efforts (it being understood that such efforts shall not include any requirement of the Company Group to expend money or offer or grant any financial accommodation) as requested by Newco, and Newco shall cooperate in all reasonable respects with the Company, to obtain all consents and waivers and to resolve all impracticalities of assignments or transfers necessary to convey to Newco and the Operating Subsidiaries the Contributed Assets. If any such consent is not obtained or if an attempted assignment would be ineffective or would impair either Group's rights under any such lease, license agreement, contract, agreement, sales order, purchase order, open bid or other commitment or Asset so that Newco or the Operating Subsidiaries would not receive all such rights, then (x) the Company shall use reasonable best efforts (it being understood that such efforts shall not include any requirement of the Company Group to expend money or offer or grant any financial accommodation) to provide or cause to be provided to Newco or the appropriate Operating Subsidiary, to the extent permitted by law, the benefits of any such lease, license agreement, contract, agreement, sales order, purchase order, open bid or other commitment or Asset and the Company shall promptly pay or cause to be paid to Newco or the appropriate Operating Subsidiary when received all moneys received by the Company Group with respect to any such lease, license agreement, contract, agreement, sales order, purchase order, open bid or other commitment or Asset and (y) in consideration thereof Newco or the appropriate Operating Subsidiary shall pay, perform and discharge on behalf of the Company Group all of the Company Group's debts, liabilities, obligations and commitments thereunder in a timely manner and in accordance with the terms thereof. In addition, the Company shall take such other actions (at Newco's expense) as may reasonably be requested by Newco in order to place Newco, insofar as reasonably possible, in the same position as if such lease, license agreement, contract, agreement, sales order, purchase order, open bid or other commitment or Asset had been transferred as contemplated hereby and so all the benefits and burdens relating thereto, including possession, use, risk of loss, potential for gain and dominion, control and command, shall inure to the Newco Group. If and when such consents and approvals are obtained, the transfer of the applicable Asset shall be effected in accordance with the terms of this Agreement.

          2.5. Intercompany Arrangements. All agreements, contracts, arrangements and commitments between the Retained Business or any operating unit thereof, on the one hand, and the Company or any operating unit thereof (other than the Retained Business or any operating unit thereof), on the other hand, entered into prior to the Closing Date for the purchase or sale of goods or services ("Intercompany Arrangements") including, without limitation, Rockwell Internal Customer Agreements, shall remain in effect on and after the Closing Date (subject to amendment as provided in the Transition Agreement). All amounts under such Intercompany Arrangements which are unbilled and have not been charged to the related prime contract as of the Closing Date shall be billed and payable on and after the Closing Date in accordance with the terms thereof. At or before the Closing, the Company shall cause all intercompany indebtedness (which shall include payables and receivables but which shall not include unbilled amounts under Intercompany Arrangements) between the Retained Business or any operating unit thereof, on the one hand, and the Company or any operating unit thereof (other than the Retained Business or any operating unit thereof), on the other hand, to be settled or otherwise eliminated.

                                  ARTICLE III

              RECAPITALIZATION OF NEWCO; MECHANICS OF DISTRIBUTION

          3.1. Newco Capitalization. The current equity capitalization of Newco consists of 1,000 issued and outstanding shares of Newco Common Stock (the "Existing

Newco Common Stock"), all of which is outstanding and owned beneficially and of record by the Company.

          3.2. Recapitalization of Newco. Immediately prior to the Time of Distribution, the Company shall cause Newco to amend its Certificate of Incorporation to, among other things, (i) increase the authorized number of shares of capital stock of Newco to 1,125,000,000 shares, consisting of 25,000,000 shares of Preferred Stock, without par value, 1,000,000,000 shares of Newco Common Stock and 100,000,000 shares of Newco Class A Common Stock, and
(ii) exchange the Existing Newco Common Stock owned by the Company for a total number of shares of Newco Common Stock and Newco Class A Common Stock, in each case with the associated Rights, equal to the total number of shares of Company Common Stock and Company Class A Common Stock, respectively (other than Company Common Stock and Company Class A Common Stock held in the treasury of the Company), outstanding as of the Record Date (as defined below).

          3.3. Mechanics of Distribution. The Distribution shall be effected by the distribution to each holder of record of Company Common Stock and Company Class A Common Stock, as of the record date designated for the Distribution by or pursuant to the authorization of the Board of Directors of the Company (the "Record Date"), of certificates representing one share of Newco Common Stock and one associated Right for each share of Company Common Stock and one share of Newco Class A Common Stock and one associated Right for each share of Company Class A Common Stock held by such holder.

          3.4. Timing of Distribution. The Board of Directors of the Company shall formally declare the Distribution and shall authorize the Company to pay it immediately prior to the Effective Time, subject to the satisfaction or waiver of the conditions set forth in Article IX, by delivery of certificates for Newco Common Stock and Newco Class A Common Stock to the Transfer Agent for delivery to the holders entitled thereto. The Distribution shall be deemed to be effective upon notification by the Company to the Transfer Agent that the Distribution has been declared and that the Transfer Agent is authorized to proceed with the distribution of Newco Common Stock and Newco Class A Common Stock.

                                   ARTICLE IV

                                OTHER AGREEMENTS

          4.1. Employment. Newco or one of its Subsidiaries shall offer employment or continued employment from the Time of Contribution (or such later time as Newco Inactive Employees (as defined herein) first become eligible to return to employment, it being understood that each Newco Inactive Employee will continue to be eligible to receive from the Newco Group the same compensation and benefits payable during the period prior to such Newco Inactive Employee's return to employment that such Newco Inactive Employee is entitled to receive during such Newco Inactive Employee's absence from employment immediately prior to the Time of Contribution) to all employees of the Company and its Subsidiaries (including employees not actively at work at the Time of Contribution due to leave of absence, disability leave, military leave or layoff with recall rights ("Newco Inactive Employees")), except those to whom Acquiror or the Company Group has an obligation to offer employment or continued employment pursuant to Section 5.12(a) of the Merger Agreement (collectively "Company Group Continuing Employees"), on terms that are substantially the same as the terms on which they were employed by the Company or a Subsidiary of the Company immediately prior to the Time of Contribution; provided, however, that nothing contained in this Section 4.1 is intended to confer upon any employee who so continues to be employed or who accepts such an offer of employment by Newco or any of its Subsidiaries ("Newco Group Continuing Employees") any right to continued employment after the Time of Contribution. The Company hereby consents to Newco or one of its Subsidiaries making such offers. Newco shall recognize the service with the Company and its Subsidiaries through the Time of Contribution of each Newco Group Continuing Employee and, where applicable, each former employee of the businesses which, at the Time of Contribution, comprise the Newco Group (a "Newco Group Former Employee"), and shall credit, as of the Time of Contribution, such service with Newco (i) for all plan purposes under any employee benefit plan, arrangement or policy of the Newco Group in effect as of the Time of Contribution in which they are then participating and (ii) for eligibility and vesting purposes only under any employee benefit plan, arrangement or policy for which they become eligible on or following the Time of Contribution; provided, however, that, except as otherwise required by law or by the terms of any collective bargaining agreement, service will be recognized under clause (i) or (ii) only to the extent such service was recognized under the Company's comparable plan or program prior to the Time of Contribution. Newco shall, or shall cause the applicable member of the Newco Group to, assume or maintain (as applicable) as of the Time of Contribution and perform the obligations of each of the Company and its Subsidiaries under the collective bargaining agreements relating to Newco Group Continuing Employees and Newco Group Former Employees and any and all collateral agreements related thereto, including those affecting all terms and conditions of employment, and to be bound by such agreements. The Company shall, or shall cause the applicable member of the Company Group to, assume or maintain (as applicable) as of the Time of Contribution and perform the obligations of each of the Company and its Subsidiaries under the collective bargaining agreements relating to Company Group Continuing Employees and former employees of the businesses which, at the Time of Contribution, comprise the Company Group ("Company Group Former Employees"), and any and all collateral agreements related thereto, including those affecting all terms and conditions of employment, and to be bound by such agreements.

          4.2. Cross-License of Intellectual Property. (a) Effective as of the Time of Distribution, the Company on behalf of itself and its Subsidiaries, in consideration for the rights granted by Newco and its Subsidiaries pursuant to
Section 4.2(b), hereby grants to the Newco Group a royalty-free, world-wide, irrevocable, non-exclusive license, under all intellectual property rights (including, without limitation, patents, patent applications, trade secrets, copyrights or other similar industrial property rights, except for trademarks, trade names, service marks, trade dress or any other form of trade identity) which are owned by the Company Group as Retained Assets immediately after the Time of Contribution or under which the Company Group has a right to license as Retained Assets immediately after the Time of Contribution, and which are used in the conduct of the businesses of the Company other than the Aerospace Business or the Defense Business (whether or not such rights are also used in the conduct of the Aerospace Business or the Defense Business) at the Time of Contribution to make, have made, use, import, sell or otherwise dispose of products, or to practice any process in connection therewith, in the businesses of the Newco Group as conducted by the Company at the Time of Contribution; said non-exclusive license being transferable only in connection with the sale of all or any part of the Newco Group's business to which such intellectual property rights relate. To the extent that the Newco Group does not have copies of any information or materials relating to such intellectual property rights, the Company shall upon reasonable request supply to the Newco Group copies of any such information or materials relating to such intellectual property rights. The Company makes no representations or warranties of any kind with respect to the validity, scope or enforceability of any such intellectual property rights licensed hereunder and the Company has no obligation to file or prosecute any patent applications or maintain any patents in force in connection therewith. The Company will, at no cost to Newco, promptly execute or cause a member of the Company Group promptly to execute such further documents as Newco may reasonably request as necessary or desirable to carry out the terms of this Section 4.2(a).

          (b) Effective as of the Time of Distribution, Newco on behalf of itself and its Subsidiaries, in consideration for the rights granted by the Company and its Subsidiaries pursuant to Section 4.2(a), hereby grants to the Company Group a royalty-free, world-wide, irrevocable, non-exclusive license, under all intellectual property rights (including, without limitation, patents, patent applications, trade secrets, copyrights or other similar industrial property rights, except for trademarks, trade names, service marks, trade dress or any other form of trade identity), which are owned by the Newco Group as Contributed Assets immediately after the Time of Contribution or under which the Newco Group has a right to license as Contributed Assets immediately after the Time of Contribution, and which are used in the conduct of the Aerospace Business or the Defense Business (whether or not such rights are also used in the conduct of the other businesses of the Company) at the Time of Contribution to make, have made, use, import, sell or otherwise dispose of products, or to practice any process in connection therewith, in the Aerospace Business and the Defense Business as conducted by the Company at the Time of Contribution; said non-exclusive license being transferable only in connection with the sale of all or any part of the Company Group's business to which such intellectual property rights relate. To the extent that the Company Group does not have copies of any information or materials relating to such intellectual property rights, Newco shall upon reasonable request supply to the Company Group copies of any such information or materials relating to such intellectual property rights. Newco makes no representations or warranties of any kind with respect to the validity, scope or enforceability of any such intellectual property rights licensed hereunder and Newco has no obligation to file or prosecute any patent applications or maintain any patents in force in connection therewith. Newco will, at no cost to the Company, promptly execute or cause a member of the Newco Group promptly to execute such further documents as the Company may reasonably request as necessary or desirable to carry out the terms of this Section 4.2(b).

          (c) No provision in the Reorganization Agreements shall be construed to permit any transfer of intellectual property relating to the Airborne Laser Program from any member of the Company Group to Acquiror or any other Subsidiary of Acquiror prior to award of a Government Contract for the Airborne Laser Program.

          4.3. Use of Names, Trademarks, etc. (a) From and after the Effective Time, Newco shall have all rights in and, except as provided in Section 4.3(b), use of the names "Rockwell", "Rockwell International", and "Collins" and all other names, marks, scripts, type fonts, forms, styles, logos, designs, devices, trade dress, symbols and other forms of trade identity constituting Contributed Assets, and all derivatives thereof. From and after the Effective Time, the Company shall have all rights in and, except as provided in Section 4.3(c), use of the names "Autonetics", "North American Aviation" and "Rocketdyne" and all other names, marks, scripts, type fonts, forms, styles, logos, designs, devices, trade dress, symbols and other forms of trade identity constituting Retained Assets, and all derivatives thereof. Prior to or promptly after the Effective Time, the Company shall change the name of any Subsidiary or other Person under its control to eliminate therefrom the names "Rockwell", "Rockwell International" and "Collins" and all derivatives thereof, and Newco shall change the name of any Subsidiary or other Person under its control to eliminate therefrom the names "Autonetics", "North American Aviation" and "Rocketdyne" and all derivatives thereof.

          (b) From and after the Effective Time, except as permitted in this
Section 4.3(b), the Company Group shall not use or have any rights to the names "Rockwell", "Rockwell International" and "Collins" or any derivatives thereof or any trademark, trade name, service mark or logo of the Newco Group constituting a Contributed Asset, including the trademarks, trade names and service marks

"Rockwell", "Rockwell International" and "Collins", or any corporate symbol related thereto or any thereof or any name or mark which includes the words "Rockwell", "Rockwell International" or "Collins" or any other Contributed Asset or any derivative thereof or name or mark confusingly similar thereto or special script, type font, form, style, logo, design, device, trade dress, or symbol used or possessed by the Company before the Effective Time or Newco after the Effective Time which contains the trademark, trade name or service mark "Rockwell", "Rockwell International" or "Collins" or any other Contributed Asset or any derivative thereof or name or mark confusingly similar thereto and the Company Group will not hold itself out as having any affiliation with the Newco Group. However, the Company Group may utilize without obligation to pay royalties to Newco the trademarks or trade names "Rockwell", "Rockwell International" or "Collins" or any corporate symbol related thereto or any thereof in connection with stationery, supplies, labels, catalogs, vehicles, signs, finished goods inventory and work-in-process constituting Retained Assets as of the Time of Contribution, subject to the terms and conditions of this Section 4.3:

          (i) All documents constituting Retained Assets as of the Time of Contribution within the following categories may be used for the duration of the periods following the Effective Time indicated below or until the supply is exhausted, whichever is the first to occur:

                                                    Maximum Period of
                                                      Permitted Use
                                                      Following the
            Category of Documents                     Effective Time
            ---------------------                   -----------------

A.  Stationery                                         4 months

B.  Invoices, purchase orders,
    debit and credit memos and
    other similar documents of a
    transactional nature                               4 months

C.  Business cards                                     3 months

D.  Other outside forms such as
    packing lists, labels,
    packing materials and
    cartons, etc.                                      4 months

E.  Forms for internal use only                       12 months

F.  Product literature                                12 months;

     provided, however, that no document within any of the above categories A, B or F may be used by the Company Group for any purpose within the stated period unless such document clearly and prominently displays a statement, the form of which is approved by Newco, to the effect that the Aerospace Business or the Defense Business, as the case may be, is no longer affiliated with Newco.

          (ii) All vehicles constituting Retained Assets as of the Time of Contribution may continue to be used without re-marking (except as to legally required permit numbers, license numbers, etc.) for a period not to exceed six months following the Effective Time or the date of disposition of the vehicle, whichever is the first to occur. The Company shall cause all markings on such vehicles to be removed or permanently obscured prior to disposition of such vehicles.

          (iii) Within three months following the Effective Time, the Company shall cause to be removed from display at all facilities constituting Retained Assets as of the Time of Contribution all demountable displays which contain the trademarks or trade names "Rockwell", "Rockwell International" or "Collins" or any corporate symbol related thereto or any thereof constituting Contributed Assets and the Company shall remove, or shall cause the removal of all signs displaying any such trademark, trade name or corporate symbol constituting Contributed Assets at all such facilities no later than six months following the Effective Time.

          (iv) Products in finished goods inventory and work-in-process constituting Retained Assets as of the Time of Contribution may be disposed of by the Company Group following the Effective Time without re-marking.

          (c) From and after the Effective Time, the Newco Group will not hold itself out as having an affiliation with the Company Group. However, the Newco Group shall have rights to use trademarks or trade names or corporate symbols related thereto or any thereof constituting Retained Assets of the Company Group in connection with stationery, supplies, labels, catalogs, vehicles, signs and finished goods inventory constituting Contributed Assets as of the

Time of Contribution on the same terms and subject to the same conditions as are set forth in Section 4.3(b).

          4.4. Further Assurances. Each of the parties hereto, at its own cost and expense, promptly shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby.

          4.5. Cooperation. The parties shall cooperate with each other in all reasonable respects to ensure the transfer to Newco or to one of the Operating Subsidiaries of the Contributed Assets, the Assumed Liabilities and the businesses related thereto, and the retention by the Company of the Retained Business, including, without limitation, (i) allocating rights and obligations under contracts, agreements and other arrangements, if any, of the Company that relate to both the Retained Business and the businesses contributed to Newco or the Operating Subsidiaries and (ii) determining whether to enter into any service or other sharing agreements on a mutually acceptable arms-length basis that may be necessary to assure a smooth and orderly transition.

                                   ARTICLE V

                                  TAX MATTERS

          5.1. Tax Allocation. Prior to the Time of Distribution, Newco, Acquiror and the Company shall enter into a Tax Allocation Agreement in substantially the form attached as Annex B to the Merger Agreement.

          5.2. Tax Matters. Notwithstanding anything to the contrary in this Agreement, liabilities of the parties for Taxes are subject to the terms of the Tax Allocation Agreement. All obligations of Newco under the Tax Allocation Agreement shall be treated as Assumed Liabilities and not as Retained Liabilities under this Agreement and all obligations of the Company under the Tax Allocation Agreement shall be treated as Retained Liabilities and not as Assumed Liabilities under this Agreement. The Contribution and Distribution are intended to qualify as transactions described in Sections 351 and 355 of the Code and/or a "reorganization" within the meaning of Section 368(a)(1)(D) of the Code and the Merger is intended to qualify as a "reorganization" within the meaning of Section
368(a)(1)(B) of the Code.

          5.3. Transfer Taxes. Newco (or, if actually paid prior to the Effective Time, the Company) shall pay or cause to be paid any Transfer Taxes (as defined in the Tax Allocation Agreement) imposed in connection with or as a result of the Contribution or the Distribution.

                                   ARTICLE VI

                                 MUTUAL RELEASE

          6.1. Mutual Release, etc. Effective as of the Time of Distribution and except as otherwise specifically set forth in the Reorganization Agreements or the Transition Agreement, each of Newco, on the one hand, and the Company, on the other hand, on its own behalf and on behalf of each of its respective Subsidiaries, releases and forever discharges the other and its Subsidiaries, and its and their respective officers, directors, agents, Affiliates, record and beneficial security holders (including, without limitation, trustees and beneficiaries of trusts holding such securities), advisors and Representatives (in their respective capacities as such) and their respective heirs, executors, administrators, successors and assigns, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, claims and Liabilities whatsoever of every name and nature, both in law and in equity, which the releasing party has or ever had, which arise out of or relate to events, circumstances or actions taken by such other party occurring or failing to occur or any conditions existing on or prior to the Time of Distribution; provided, however, that the foregoing general release shall not apply to (i) any Liabilities (including Liabilities with respect to indemnification) under the Transition Agreement or assumed, transferred, assigned, allocated or arising under any of the Reorganization Agreements and shall not affect any party's right to enforce the Reorganization Agreements or the Transition Agreement in accordance with their terms, (ii) any Liability arising from or relating to Intercompany Arrangements to the extent such Liabilities are not required pursuant to Section 2.5 to be settled or otherwise eliminated at or before the Closing, (iii) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 6.1 (provided that the parties agree not to bring suit or permit any of their Subsidiaries to bring suit against any Person with respect to any Liability to the extent such Person would be released with respect to such Liabilities by this Section 6.1 but for the proviso to this clause (iii)) or (iv) any matter set forth on Schedule 6.1. Each party understands and agrees that, except as otherwise specifically provided in the Reorganization Agreements, neither Group is, in the Reorganization Agreements or otherwise, representing or warranting in any way as to the Assets, business or Liabilities transferred, assumed or retained as contemplated hereby or as to any consents or approvals required in connection with the consummation of the transactions contemplated by the Reorganization Agreements, it being agreed and understood that each party shall take or keep all of its Assets "as is" and that it shall bear the economic and legal risk that conveyance of such Assets shall prove to be insufficient or that the title to any Assets shall be other than good and marketable and free from encumbrances of any nature whatsoever.

                                  ARTICLE VII

                             ACCESS TO INFORMATION

          7.1. Provision of Corporate Records. Prior to or as promptly as practicable after the Time of Contribution the Company shall deliver to Newco all minute books and other records of meetings of the Board of Directors, committees of the Board of Directors, stockholders and security owners of the Company and its predecessors, all stockholder and security owner records of the Company and its predecessors, all corporate books and records of the Newco Group in its possession and the relevant portions (or copies thereof) of all corporate books and records of the Company Group relating directly and primarily to the Contributed Assets or the Assumed Liabilities, including, in each case, all active agreements, active litigation files and government filings. From and after the Time of Contribution, all such books, records and copies shall be the property of Newco. Prior to or as promptly as practicable after the Time of Contribution, Newco shall deliver to the Company all corporate books and records of the Retained Subsidiaries in Newco's possession and the relevant portions (or copies thereof) of all corporate books and records of the Newco Group relating directly and primarily to the Retained Assets, the Aerospace Business, the Defense Business, the Additional Retained Facilities

(except to the extent relating primarily to the business of the Newco Companies) or the Retained Liabilities, including, in each case, all active agreements, active litigation files and government filings. From and after the Time of Contribution, all such books, records and copies shall be the property of the Company.

          7.2. Access to Information. From and after the Time of Contribution, each of the Company and Newco shall afford to the other and to the other's Representatives reasonable access and duplicating rights (at the requesting party's expense) during normal business hours and upon reasonable advance notice to all Information within the possession or control of any member of the Company Group or the Newco Group, as the case may be, relating to the business, Assets or Liabilities as they existed prior to the Time of Contribution or relating to or arising in connection with the relationship between the constituent elements of the Groups on or prior to the Time of Contribution, insofar as such access is reasonably required for a reasonable purpose, subject to the provisions below regarding Privileged Information. Without limiting the foregoing, Information may be requested under this Section 7.2 for audit, accounting, claims, litigation and Tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations. In furtherance of the foregoing:

          (a) Each party hereto acknowledges that (i) each of the Company and Newco (and the members of the Company Group and the Newco Group, respectively) has or may obtain Privileged Information; (ii) there are a number of Litigation Matters affecting each or all of the Company, Newco and the Operating Subsidiaries; (iii) the Company, Newco and the Operating Subsidiaries have a common legal interest in Litigation Matters, in the Privileged Information, and in the preservation of the confidential status of the Privileged Information, in each case relating to the business of the Company Group or the Newco Group as it existed prior to the Time of Contribution or relating to or arising in connection with the relationship between the constituent elements of the Groups on or prior to the Time of Contribution; and (iv) both the Company and Newco intend that the transactions contemplated by the Reorganization Agreements and any transfer of Privileged Information in connection therewith shall not operate as a waiver of any potentially applicable privilege.

          (b) Each of the Company and Newco agrees, on behalf of itself and each member of the Group of which it is a member, not to disclose or otherwise waive any privilege attaching to any Privileged Information relating to the business of the Newco Group or the Company Group as it existed prior to the Time of Contribution, respectively, or relating to or arising in connection with the relationship between the Groups on or prior to the Time of Contribution, without providing prompt written notice to and obtaining the prior written consent of the other, which consent shall not be unreasonably withheld and shall not be withheld if the other party certifies that such disclosure is to be made in response to a likely threat of suspension or debarment or similar action; provided, however, that the Company and Newco may make such disclosure or waiver with respect to Privileged Information if such Privileged Information relates solely to the business of the Company Group as it existed prior to the Time of Contribution in the case of the Company or the business of the Newco Group as it existed prior to the Time of Contribution in the case of Newco. In the event of a disagreement between any member of the Company Group and any member of the Newco Group concerning the reasonableness of withholding such consent, no disclosure shall be made prior to a final, nonappealable resolution of such disagreement by a court of competent jurisdiction.

          (c) Upon any member of the Company Group or any member of the Newco Group receiving any subpoena or other compulsory disclosure notice from a court, other governmental agency or otherwise which requests disclosure of Privileged Information, in each case relating to the business of the Newco Group or the Company Group, respectively, as it existed prior to the Time of Contribution or relating to or arising in connection with the relationship between the constituent elements of the Groups on or prior to the Time of Contribution, the recipient of the notice shall promptly provide to the other Group (following the notice provisions set forth herein) a copy of such notice, the intended response, and all materials or information relating to the other Group that might be disclosed. In the event of a disagreement as to the intended response or disclosure, unless and until the disagreement is resolved as provided in subsection (b), the parties shall cooperate to assert all defenses to disclosure claimed by either Group, at the cost and expense of the Group claiming such defense to disclosure, and shall not disclose any disputed documents or information until all legal defenses and claims of privilege have been finally determined.

          7.3. Production of Witnesses. Subject to Section 7.2, after the Time of Contribution, each of the Company and Newco shall, and shall cause each member of the Company Group and the Newco Group, respectively, to, make available to Newco or any member of the Newco Group or to the Company or any member of the Company Group, as the case may be, upon written request, such Group's directors, officers, employees and agents as witnesses to the extent that any such Person may reasonably be required in connection with any Litigation Matters, administrative or other proceedings in which the requesting party may from time to time be involved and relating to the business of the Newco Group or the Company Group as it existed prior to the Time of Contribution or relating to or in connection with the relationship between the constituent elements of the Groups on or prior to the Time of Contribution, provided that the same shall not unreasonably interfere with the conduct of business by the Group of which the request is made. The Group requesting such assistance shall reimburse the other Group for all reasonable out-of-pocket expenses incurred by the other Group in complying with any such request.

          7.4. Retention of Records. Except as provided in the Reorganization Agreements or as otherwise agreed in writing, if any Information relating to the business, Assets or Liabilities of a member of a Group as they existed prior to the Time of Contribution is retained by a member of the other Group, each of the Company and Newco shall, and shall cause the members of the Group of which it is a member to, retain all such Information in such Group's possession or under its control until such Information is at least ten years old except that if, prior to the expiration of such period, any member of either Group wishes to destroy or dispose of any such Information that is at least three years old, prior to destroying or disposing of any of such Information, (1) Newco or the Company, on behalf of the member of its Group that is proposing to dispose of or destroy any such Information, shall provide no less than 30 days' prior written notice to the other party, specifying the Information proposed to be destroyed or disposed of, and (2) if, prior to the scheduled date for such destruction or disposal, the other party requests in writing that any of the Information proposed to be destroyed or disposed of be delivered to such other party, the party whose Group is proposing to dispose of or destroy such Information promptly shall arrange for the delivery of the requested Information to a location specified by, and at the expense of, the requesting party.

          7.5. Confidentiality. Subject to Section 7.2, which shall govern Privileged Information, from and after the Time of Contribution, each of the Company and Newco shall hold, and shall use reasonable efforts to cause its Affiliates and Representatives to hold, in strict confidence all Information concerning the other party's Group obtained by it prior to the Time of Contribution or furnished to it by such other party's Group pursuant to the Reorganization Agreements and shall not release or disclose such Information to any other Person, except its Affiliates and Representatives, who shall be bound by the provisions of this Section 7.5, and each party shall be responsible for a breach of this Section 7.5 by any of its Affiliates or Representatives; provided, however, that any member of the Company Group or the Newco Group may disclose such Information to the extent that (a) disclosure is compelled by judicial or administrative process or, in the opinion of such Person's counsel, by other requirements of law, or (b) such Person can show that such Information was (i) available to such Person on a nonconfidential basis (other than from a member of the other party's Group) prior to its disclosure by such Person, (ii) in the public domain through no fault of such Person or (iii) lawfully acquired by such Person from another source after the time that it was furnished to such Person by the other party's Group, and not acquired from such source subject to any confidentiality obligation on the part of such source, or on the part of the acquiror, known to the acquiror. Notwithstanding the foregoing, each of the Company and Newco shall be deemed to have satisfied its obligations under this
Section 7.5 with respect to any Information (other than Privileged Information) if it exercises the same care with regard to such Information as it takes to preserve confidentiality for its own similar Information.

                                  ARTICLE VIII

                             EMPLOYEE BENEFIT PLANS

          8.1. Employee Benefits Generally. All obligations of the Newco Group under this Article VIII with respect to employee benefit plans, arrangements or policies for the benefit of employees and former employees (and their beneficiaries) of the Company and its Subsidiaries in place immediately prior to the Time of Contribution shall be treated as Assumed Liabilities and not as Retained Liabilities under this Agreement. All obligations of the Company Group under this Article VIII with respect to the employee benefit plans, arrangements or policies for the benefit of employees and former employees (and their beneficiaries) of the Company and its Subsidiaries in place immediately prior to the Time of Contribution shall be treated as Retained Liabilities and not as Assumed Liabilities under this Agreement.

          8.2. Retirement Plans.

          (a) Rockwell Retirement Plan for Eligible Employees.

          (i) Prior to the Time of Contribution, the Company shall have established a new group trust under the Rockwell Retirement Plan, which shall be exempt from taxation under Section 501(a) of the Code (the "Newco Group Trust") and the purpose of which shall be to hold, as provided below, certain assets of the Rockwell Retirement Plan and assets attributable to the liabilities under the defined benefit pension plans set forth in Schedule 8.2(b) hereto (the "Reliance Retirement Plans"). Prior to the Time of Contribution, an amount of assets equal to the sum of
     (A) the accumulated benefit obligation ("ABO") (as determined in the following sentence) of the current and former employees of the Company and its Subsidiaries who are expected to be, as of the Time of the Contribution, Newco Group Transferred Participants (as defined in Section 8.2(a)(ii) hereof) and (B) $200,000,000 shall have been transferred from the Rockwell Group Trust to the Newco Group Trust in the amounts, form and manner described in Section 8.2(c) below. Such ABO shall have been determined as of December 31, 1995 in accordance with the Statement of Financial Accounting Standards No. 87 ("FAS 87") utilizing a discount rate of 7% and actuarial assumptions (other than such discount rate) specified in the actuarial valuation for the Rockwell Retirement Plan prepared as of January 1, 1996 (the "January 1, 1996 Actuarial Valuation"). Such ABO shall have been determined by an enrolled actuary appointed by Newco (the "Newco Actuary") and shall be binding and conclusive upon Newco, the Company and Acquiror other than as provided in Sections 8.2(a)(iv) and 8.2(a)(v) hereof.

          (ii) Prior to the Time of Contribution, the Company or Newco shall have established a defined benefit pension plan which shall be qualified under Section 401(a) of the Code (the "Newco Retirement Plan") effective as of the Time of Contribution covering (A) Newco Group Continuing Employees and (B) former employees of the Company and its Subsidiaries who terminated employment on or after January 1, 1996 (other than Company Group Former Employees) (such Newco Group Continuing Employees and such former employees are hereinafter referred to as "Newco Group Transferred Participants"). The Newco Retirement Plan shall contain provisions comparable in all material respects to and no less favorable in the aggregate than those of the Rockwell Retirement Plan immediately prior to the time of adoption of the Newco Retirement Plan. As soon as practicable following the establishment of the Newco Retirement Plan, but in no event later than 30 days prior to the Time of Contribution, the Company and Newco shall have filed with the IRS proper notice on IRS Forms 5310-A regarding the transfer of assets and liabilities from the Rockwell Retirement Plan to the Newco Retirement Plan.

          (iii) Effective as of the Time of Contribution, Newco shall sponsor the Newco Retirement Plan and assume the Newco Group Trust. Effective as of the Time of Contribution, the Company shall continue to sponsor the Rockwell Retirement Plan and Rockwell Group Trust, and shall change the name of the Rockwell Retirement Plan and Rockwell Group Trust to eliminate any reference to "Rockwell". The Company and Newco shall take such further actions as may be necessary or appropriate to (A) establish Newco as the sponsor of the Newco Retirement Plan and provide for the assumption of the Newco Group Trust by Newco and (B) provide for the continued sponsorship of the

     Rockwell Retirement Plan and the Rockwell Group Trust by the Company. As soon as practicable following the latest of (A) the Time of Contribution,
     (B) the expiration of the applicable waiting period without receiving an adverse response from the appropriate government agencies and (C) receipt by the Company of an opinion of Newco's counsel, in a form reasonably satisfactory to the Company, that the form of the Newco Retirement Plan meets the requirements of Section 401(a) of the Code, the Rockwell Retirement Plan shall transfer to the Newco Retirement Plan (1) all accrued benefits and other liabilities attributable to Newco Group Transferred Participants (collectively, the "Transferred Benefits") and
     (2) the assets attributable thereto (the "Transferred Amount") in the amounts, form and manner described in this Section 8.2(a) and Section 8.2(c) below. Following the transfers of the Transferred Amount and the Transferred Benefits from the Rockwell Retirement Plan and Rockwell Group Trust to the Newco Retirement Plan and Newco Group Trust as provided herein, the Company Group shall have no further liability whatsoever (either under this Agreement or otherwise) with respect to the Newco Group Transferred Participants for benefits under the Rockwell Retirement Plan and, except as otherwise provided in Section 8.2(a)(vi), the Newco Group shall have no further liability whatsoever (either under this Agreement or otherwise) with respect to the participants under the Rockwell Retirement Plan. The Rockwell Retirement Plan shall retain liability for the Newco Group Former Employees who were participants in the Rockwell Retirement Plan and who terminated employment with the Company or any of its Subsidiaries prior to January 1, 1996.

          (iv) Within 150 days following the Time of Contribution, Newco shall cause the Newco Actuary to prepare and deliver to Newco an actuarial valuation (the "Actuarial Valuation") which shall: (A) certify the ABO for Newco Group Transferred Participants and the ABO for all other participants in the Rockwell Retirement Plan and the Newco Retirement Plan as of the Time of Contribution, each of which ABO shall be determined in accordance with FAS 87, utilizing a discount rate of 8% and actuarial assumptions (other than such discount rate) specified in the January 1, 1996 Actuarial Valuation; (B) set forth the fair market value of the assets for the Rockwell Retirement Plan and the Newco Retirement Plan as of the Time of Contribution and (C) set forth the calculation of the Transferred Amount (equal to the product of (A) multiplied by (B) as defined in Section 8.2(a)(v)), which amount shall be calculated in accordance with Section 414(l) of the Code, the Treasury Regulations thereunder and this Section 8.2(a)(iv). Newco shall deliver to the Company the Actuarial Valuation. Within 60 days of receipt of the Actuarial Valuation, the Company shall (A) cause an enrolled actuary selected by the Company (the "Company Actuary") to confirm the accuracy (based upon the assumptions referred to in clause (A) of this Section 8.2(a)(iv)) of the Actuarial Valuation (including the underlying data used by the Newco Actuary to prepare such Actuarial Valuation) and (B) provide to Newco a written statement of whether the Company Actuary has confirmed the accuracy of such Actuarial Valuation. In the event that the Company Actuary disputes the accuracy of the Actuarial Valuation within such 60-day period, Newco and the Company shall, within 30 days following the end of the 60-day period described in the preceding sentence, make all reasonable efforts to cause the Newco Actuary and the Company Actuary to resolve the dispute or, if such dispute cannot be resolved, select an actuarial firm of national repute (the "Third Actuary") to determine the amounts referred to in clauses (A), (B) and (C) of the first sentence of this Section 8.2(a)(iv), which determination shall be final and binding upon Newco, the Company and the Acquiror. In the event that Newco and the Company are unable to select a Third Actuary within such 30-day period, an arbitrator shall appoint such Third Actuary, which determination shall be final and binding upon Newco, the Company and the Acquiror. Such arbitrator shall be appointed in accordance with the rules of the New York, New York office of the American Arbitration Association. The Company shall pay the cost of the Company Actuary, Newco shall pay the cost of the Newco Actuary and, to the extent necessary, the cost of the Third Actuary and arbitrator shall be shared equally by the Company and Newco. The use of a Third Actuary and arbitrator and the allocation of the costs thereof shall be referred to as the "Actuarial Dispute Resolution Process".

          (v) As soon as practicable following the satisfaction of the conditions set forth in Section 8.2(a)(iv), an amount determined in accordance with this Section 8.2(a)(v) shall be transferred from the Rockwell Retirement Plan to the Newco Retirement Plan (or from the Newco Retirement Plan to the Rockwell Retirement Plan, as the case may be). For purposes of this
     Section 8.2(a)(v), (A) is the fraction, the numerator of which is the ABO for the Newco Group Transferred Participants as of the Time of Contribution, and the denominator of which is the total ABO for all participants covered under the Rockwell Retirement Plan and Newco Retirement Plan as of the Time of Contribution, (B) is the total combined fair market value of the assets of the Rockwell Retirement Plan and Newco Retirement Plan as of the Time of Contribution, (C) is the fair market value of the assets in the Newco Retirement Plan as of the Time of Contribution and (D) is an amount equal to the product of (A) multiplied by (B). For all purposes of this Section 8.2(a)(v), the amount of ABO shall be determined in accordance with Section 8.2(a)(iv). If (D) is greater than (C), then an amount equal to the excess of (D) over (C) shall be transferred from the Rockwell Retirement Plan to the Newco Retirement Plan. If (D) is less than (C), then an amount equal to the excess of (C) over (D) shall be transferred from the Newco Retirement Plan to the Rockwell Retirement Plan. Any amount to be transferred pursuant to this
     Section 8.2(a)(v) shall bear interest from the Time of Contribution to the date of payment (calculated based on actual days elapsed in a 365-day year) at a rate of 8% per annum and, to the extent applicable, shall be decreased by the amount of any benefit payments and normal expenses of administration not attributable to participants in the plan from which the amount is transferable.

          (vi) Newco shall reimburse the Company, on an annual plan-year basis, for any additional amounts paid to or in respect of Newco Group Former Employees who are not Newco Group Transferred Participants and their beneficiaries under the Rockwell Retirement Plan as a result of any increase in the benefits provided to such Newco Group Former Employees and their beneficiaries over the benefits payable to such persons at the Time of Contribution which increase is implemented by the Company upon the written request of Newco. Such increase for each year shall be the aggregate amount actually paid under the Rockwell Retirement Plan to or in respect of the Newco Group Former Employees who are not Newco Group Transferred Participants and their beneficiaries during such plan year over the aggregate amount payable to such persons under the Rockwell Retirement Plan as in effect at the Time of Contribution. The determination of the amount to be reimbursed to the Company by Newco shall be made by the Company Actuary and shall be subject to review by the Newco Actuary. If the Company Actuary and the Newco Actuary shall disagree as to the amount to be reimbursed, the Company and Newco shall use the Actuarial Dispute Resolution Process to determine the amount of reimbursement.

          (b) Reliance Retirement Plans.

          (i) Prior to the Time of Contribution, the assets attributable to the liabilities under the Reliance Retirement Plans shall have been transferred from the Rockwell Group Trust to the Newco Group Trust. The assets transferred from the Rockwell Group Trust to the Newco Group Trust to fund the liabilities under the Reliance Retirement Plans shall have been determined in the manner set forth in Section 8.2(c).

          (ii) Effective as of the Time of Contribution, Newco shall cause the appropriate member or members of the Newco Group to continue sponsorship of the Reliance Retirement Plans. Prior to, on and after the Time of Contribution, the Company and Newco and the appropriate member of the Newco Group each shall have taken and shall take such actions as may be necessary or appropriate to establish the appropriate member of the Newco Group to continue the sponsorship of the Reliance Retirement Plans.

          (c) Selection of Assets.

          (i) The assets that shall have been transferred from the Rockwell Group Trust to the Newco Group Trust pursuant to Sections 8.2(a)(i) and 8.2(b) shall have been selected as hereinafter set forth in this Section 8.2(c)(i). First, assets invested in insurance and annuity contracts that were attributable specifically to the subplans and groups of Newco Group Transferred Participants or participants in the Reliance Retirement Plans (the "Earmarked Investments") shall have been transferred to the Newco Group Trust. Second, the remaining assets transferred from the

     Rockwell Group Trust to the Newco Group Trust shall have been comprised of assets invested by each such investment manager set forth on
     Schedule 8.2(c) (each, an "Investment Manager"). The amount of assets managed by each Investment Manager that shall have been allocated to the Newco Group Trust from the Rockwell Group Trust shall be an amount equal to the product of (A) multiplied by (B), where (A) equals a fraction, the numerator of which is the fair market value of the assets managed by such individual Investment Manager as of the close of business on the day immediately preceding the date of transfer and the denominator of which is the aggregate fair market value of the assets as of the close of business on the day immediately preceding the date of transfer managed by all of the Investment Managers, and where (B) equals the amount of assets transferred to the Newco Group Trust pursuant to Section 8.2(a)(i) and 8.2(b) minus the amount of Earmarked Assets. The selection of specific assets managed by each Investment Manager transferred to the Newco Group Trust or liquidated to fund such transfer, in the amount determined in accordance with the immediately preceding sentence, shall have been made on a pro rata basis among the assets managed by such Investment Manager. Notwithstanding the foregoing, if the total fair market value of the assets managed by the Investment Managers as of the close of business on the day immediately preceding the date of the transfer was less than the amount set forth in clause (B) of the preceding sentence, then the remaining assets that shall have been transferred to the Newco Group Trust shall have been determined on a basis mutually agreed upon by the Company and Newco.

          (ii) The assets to be transferred from the Rockwell Group Trust to the Newco Group Trust or from the Newco Group Trust to the Rockwell Group Trust, as the case may be, pursuant to Section 8.2(a)(v) shall be in cash and marketable securities as mutually agreed upon by the Company and Newco.

          (d) The Company and Newco shall use and shall have used their reasonable best efforts to effectuate the actions contemplated under this
Section 8.2 on a timely basis as provided herein.

          8.3. Savings Plans.

          (a) Rockwell International Corporation Savings Plan. Effective as of the Time of Contribution, Newco shall assume sponsorship of the Rockwell International Corporation Savings Plan (the "Rockwell Savings Plan") and trust related thereto and shall cause each Company Group Continuing Employee to have a fully nonforfeitable right to such Continuing Employee's account balances, if any, under the Rockwell Savings Plan. The account balances of each Company Group Continuing Employee shall be maintained under the Rockwell Savings Plan until distributed in accordance with the terms of the Rockwell Savings Plan and applicable law.

          (b) Rockwell Hourly Savings Plans. Effective as of the Time of Contribution, Newco shall, or shall cause one or more of its Subsidiaries to, assume sponsorship of the Rockwell Retirement Savings Plan for Certain Employees (the "Rockwell Hourly Savings Plan") and the trust related thereto and shall cause each Company Group Continuing Employee to have a fully nonforfeitable right to such Company Group Continuing Employee's account balances, if any, under the Rockwell Hourly Savings Plan. The account balances of each Company Group Continuing Employee shall be maintained under the Rockwell Hourly Savings Plan until distributed in accordance with the terms of the Rockwell Hourly Savings Plan and applicable law.

          (c) Plant Savings Plans. Effective as of the Time of Contribution, Newco shall, or shall cause one or more of its Subsidiaries to, assume sponsorship of the Asheville Employees Retirement Savings Plan Truck Axle Division, the Rockwell International Corporation Gordonsville, Tennessee Employees Savings Plan, the Rockwell International Corporation Retirement Plan for Hourly Employees, Gordonsville, Tennessee and the York Employees Retirement Savings Plan Truck Axle Division and the respective trusts related thereto.

          (d) Rockwell Savings Plan for Certain Eligible Employees. If the Rockwell Savings Plan for Certain Eligible Employees has not been merged into and with the Rockwell International Corporation Savings Plan as of the Time of Contribution, then effective as of the Time of Contribution, the Company shall, or shall cause a member of the Company Group to, assume sponsorship of the Rockwell Savings Plan for Certain Eligible Employees and the trust related thereto and shall cause each Newco Group Continuing

Employee to have a fully nonforfeitable right to such Newco Group Continuing Employee's account balances, if any, under the Rockwell Savings Plan for Certain Eligible Employees. The account balances of each Newco Group Continuing Employee shall be maintained under the Rockwell Savings Plan for Certain Eligible Employees until distributed in accordance with the terms thereof and applicable law.

          8.4. Deferred Compensation Plans and Nonqualified Retirement and Savings Plans.

          (a) Deferred Compensation Plans. Effective as of the Time of Contribution, Newco shall assume liability for and shall pay when due all benefits accrued as of the Time of Contribution (including, in the case of Company Group Continuing Employees and, if any, Company Group Former Employees, such individuals' vested and nonvested benefits which are accrued as of the Time of Contribution) by, and attributable to, all employees and former employees of the Company and its Subsidiaries and all present and former non-employee directors of the Company under the Rockwell International Corporation Deferred Compensation Plan as amended and restated effective
July 1, 1995, the Rockwell International Corporation Annual Incentive Compensation Plan for Senior Executive Officers effective as of October 1, 1995 and the Rockwell International Corporation Deferred Compensation Policy for Non-Employee Directors (the "Deferred Compensation Plans"), and shall perform, pay and discharge fully all of the Company's and its Subsidiaries' duties, liabilities or obligations thereunder with respect to such employees, former employees and present and former non-employee directors of the Company and its Subsidiaries. Effective as of the Time of Contribution, Newco shall cause each Company Group Continuing Employee and Company Group Former Employee to have a fully nonforfeitable right to such individual's entire account balance, if any, under the Deferred Compensation Plans.

          (b) Nonqualified Retirement Plans. Effective as of the Time of Contribution, Newco shall assume liability for and shall pay when due all benefits accrued as of the Time of Contribution by, and attributable to, employees and former employees of the Company and its Subsidiaries (other than Company Group Continuing Employees and Company Group Former Employees) under the Rockwell International Corporation Supplemental Retirement Plan for Highly Compensated Employees, the Rockwell International Corporation Excess Benefit Retirement Plan and the Rockwell

International Corporation Excess Benefit Plan (the "Nonqualified Retirement Plans"), and shall perform, pay and discharge fully all of the Company's and its Subsidiaries' duties, liabilities or obligations thereunder with respect to such employees and former employees. Effective as of the Time of Contribution, the Company shall assume liability for and shall pay when due all benefits accrued as of the Time of Contribution by, and attributable to, Company Group Continuing Employees and Company Group Former Employees (including such individual's vested and nonvested benefits which are accrued as of the Time of Contribution) under the Nonqualified Retirement Plans and shall perform, pay and discharge fully all of the Company's and its Subsidiaries' duties, liabilities or obligations with respect thereto.

          (c) Nonqualified Savings Plans. Effective as of the Time of Contribution, Newco shall assume liability for and shall pay when due all benefits accrued as of the Time of Contribution (including, in the case of Company Group Continuing Employees and, if any, Company Group Former Employees, such individuals' vested and nonvested benefits which are accrued as of the Time of Contribution) by, and attributable to, all employees and former employees of the Company and its Subsidiaries under the Rockwell International Corporation Supplemental Savings Plan for Highly Compensated Employees and the Rockwell International Corporation Excess Benefit Savings Plan (the "Nonqualified Savings Plans"), and shall perform, pay and discharge fully all of the Company's and its Subsidiaries' duties, liabilities or obligations thereunder with respect thereto. Effective as of the Time of Contribution, Newco shall cause each Company Group Continuing Employee and Company Group Former Employee to have a fully nonforfeitable right to such individual's entire account balance, if any, under the Nonqualified Savings Plans.

          8.5. Employee Stock Options. Effective as of the Time of Contribution, Newco shall assume the Company Stock Plans. The Board of Directors of the Company shall amend the Company Stock Plans, make adjustments and take actions (and Newco shall take such actions as are reasonably required to implement the same) with respect to options to acquire shares of Company Common Stock or Company Class A Common Stock, as the case may be, pursuant to any Company Stock Plan ("Company Options") which are outstanding immediately prior to the Time of Distribution to provide that, pursuant to the equitable adjustment provisions of the applicable Company Stock Plan under which such Company Options were granted, effective as of the Time of Distribution such Company Options will be converted into and represent the right to acquire shares of Newco Common Stock and Newco Class A Common Stock, in each case with the associated Rights, with such other amendments and adjustments as are reasonable and appropriate, including such amendments as are reasonable and appropriate to ensure that any optionholder who becomes a Company Group Continuing Employee or a Company Group Former Employee as of the Time of Contribution will not forfeit any such converted options on such date under the termination of employment provisions of such plans as a result of not becoming a Newco Group Continuing Employee or a Newco Group Former Employee, and will be entitled to vesting and exercisability rights comparable to those that such optionholder has immediately prior to the Time of Contribution to the extent that such optionholder remains in continuous employment with any member of the Company Group.

          8.6. Long-Term Incentive Plan. Effective as of the Time of Contribution, (i) the Company shall retain liability for all amounts due under the Rockwell International Business Unit Long-Term Incentive Plan (the "LTIP") with respect to the Company Group Continuing Employees and Company Group Former Employees and (ii) Newco shall assume liability for all amounts due under the LTIP with respect to the Newco Group Continuing Employees and Newco Group Former Employees. The amounts payable under clause (i) of the preceding sentence shall be determined by the Company on the basis that (x) the target award for each uncompleted cycle will be prorated to reflect the portion of such cycle completed as of the Time of Contribution and (y) where payment is based, in whole or in part, on the trading price of the Company Common Stock, such price shall be the average closing price per share of Company Common Stock reported on the NYSE for each full trading day during the months of August and September immediately preceding the Time of Contribution. The amount due each participant under the LTIP who is a Company Group Continuing Employee shall be paid by the Company within 90 days following the Time of Contribution. Newco shall promptly reimburse the Company, upon written request from the Company therefor, for any amount paid by the Company under the LTIP as a result of this
Section 8.6 the expense of which is not reimbursed by the United States of America under applicable Government Contracts, provided, however, that Newco shall have the opportunity to participate in any negotiations with the applicable Governmental Entity with respect to such reimbursement or to designate counsel or a representative reasonably satisfactory to the Company to so participate on Newco's behalf unless such participation by Newco (or its counsel or representative) is barred by such agency, in which case, the Company shall consult with Newco and keep Newco apprised of any developments with respect to such negotiations. The Company shall not establish, or cause to be established, any new performance cycles under the LTIP with respect to Company Group Continuing Employees and Company Group Former Employees prior to the Time of Contribution.

          8.7. Welfare Benefit Plans.

          (a) Effective as of the Time of Contribution, the Company shall, or shall cause a member of the Company Group to, maintain each "employee welfare benefit plan", as defined in Section 3(1) of ERISA, and each other employee welfare benefit or fringe benefit arrangement (collectively, "Company Group Welfare Benefit Plans") sponsored or maintained by the Company or any of its Subsidiaries immediately prior to the Time of Contribution for the benefit of Company Group Continuing Employees and Company Group Former Employees (including but not limited to those plans set forth on Schedule 8.7(a)). The Company shall credit the dollar amount of all expenses incurred by Company Group Continuing Employees and Company Group Former Employees and their respective eligible dependents during the applicable plan year in which occurs the Time of Contribution for purposes of satisfying such plan year's deductible and co-payment limitations and shall credit service with the Company and its Subsidiaries earned prior to the Time of Contribution under the relevant welfare benefit plans of the Company Group. The Company shall credit each Company Group Continuing Employee with the unused vacation days and any personal and sickness days accrued in accordance with the vacation and personnel policies and labor agreements of the Company and its Subsidiaries applicable to such employees in effect as of the Time of Contribution.

          (b) Effective as of the Time of Contribution, Newco shall, or shall cause a member of the Newco Group to, establish or maintain "employee welfare benefit plans", as defined in Section 3(1) of ERISA, and other employee welfare benefit or fringe benefit arrangements (collectively, "Newco Group Welfare Benefit Plans") which are comparable in the aggregate to the "employee welfare benefit plans" and other employee benefit welfare or fringe benefit arrangements which had been maintained by the Company and its Subsidiaries immediately prior to the Time of Contribution for the benefit of Newco Group Continuing Employees and Newco Group Former Employees. Newco shall credit the dollar amount of all expenses incurred by Newco Group Continuing Employees and Newco Group Former Employees and their respective eligible dependents during the applicable plan year in which occurs the Time of Contribution for purposes of satisfying such plan year's deductible and co-payment limitations and shall credit service with the Company and its Subsidiaries earned prior to the Time of Contribution under the relevant welfare benefit plans of the Newco Group. Newco shall credit each Newco Group Continuing Employee with the unused vacation days and any personal and sickness days accrued in accordance with the vacation and personnel policies and labor agreements of the Company and its Subsidiaries applicable to such employees in effect as of the Time of Contribution.

          (c) As of the Time of Contribution, the Company shall retain and continue to be responsible for all welfare benefit programs (including, but not limited to, medical, dental, life, travel accident, short- and long-term disability, hospitalization and other insurance benefits) under which claims have been incurred for expenses prior to the Time of Contribution by Company Group Continuing Employees, Company Group Former Employees and their dependents and such reimbursement for such medical and dental expenses associated with such claims (including claims submitted on behalf of disabled employees and their dependents) shall be determined in accordance with the terms of the welfare benefit programs of the Company Group as in effect immediately prior to the Time of Contribution. As of the Time of Contribution, Newco shall assume and be responsible for all welfare benefit programs (including, but not limited to, medical, dental, life, travel accident, short- and long-term disability, hospitalization and other insurance benefits) under which claims have been incurred for expenses incurred prior to the Time of Contribution by Newco Group Continuing Employees, Newco Group Former Employees and their dependents and such reimbursement for such medical and dental expenses associated with such claims (including claims submitted on behalf of disabled employees and their dependents) shall be determined in accordance with the terms of the welfare benefit programs of the Company

Group as in effect immediately prior to the Time of Contribution.

          8.8. Retiree Health and Life Insurance.

          (a) The Company and the Company Group, or where appropriate, the Company Group Welfare Benefit Plans, shall retain liability for all retiree health benefits and retiree life insurance which were payable prior to the Time of Contribution and/or are payable on or after the Time of Contribution to
(i) all eligible Company Group Continuing Employees (and their beneficiaries) and (ii) all eligible Company Group Former Employees (and their beneficiaries). The Company shall credit the dollar amount of all expenses incurred by Company Group Continuing Employees and Company Group Former Employees and their respective eligible dependents during the applicable plan year in which occurs the Time of Contribution for purposes of satisfying such plan year's deductible and co-payment limitations and shall credit service with the Company and its Subsidiaries earned prior to the Time of Contribution under the relevant retiree welfare benefit plans of the Company Group.

          (b) Newco and the Newco Group, or where appropriate, the Newco Group Welfare Benefit Plans, shall assume liability for all retiree health benefits and retiree life insurance benefits which were payable prior to the Time of Contribution and/or are payable on or after the Time of Contribution to
(i) all eligible Newco Group Continuing Employees (and their beneficiaries) and
(ii) all eligible Newco Group Former Employees (and their beneficiaries). Newco shall credit the dollar amount of all expenses incurred by Newco Group Continuing Employees and Newco Group Former Employees and their respective eligible dependents during the applicable plan year in which occurs the Time of Contribution for purposes of satisfying such plan year's deductible and co-payment limitations and shall credit service with the Company and its Subsidiaries earned prior to the Time of Contribution under the relevant retiree welfare benefit plans of the Newco Group.

          (c) As of the Time of Contribution, the Company shall retain and continue to be responsible for all retiree welfare benefit programs (including, but not limited to, medical, dental, life, travel accident, short- and long-term disability, hospitalization and other insurance benefits) under which claims have been incurred for expenses prior to the Time of Contribution by Company Group Continuing

Employees, Company Group Former Employees and their dependents and such reimbursement for such medical and dental expenses associated with such claims (including claims submitted on behalf of disabled employees and their dependents) shall be determined in accordance with the terms of the welfare benefit programs of the Company and its Subsidiaries as in effect immediately prior to the Time of Contribution. As of the Time of Contribution, Newco shall assume and be responsible for all retiree welfare benefit programs (including, but not limited to, medical, dental, life, travel accident, short- and long-term disability, hospitalization and other insurance benefits) under which claims have been incurred for expenses incurred prior to the Time of Contribution by Newco Group Continuing Employees, Newco Group Former Employees and their dependents and such reimbursement for such medical and dental expenses associated with such claims (including claims submitted on behalf of disabled employees and their dependents) shall be determined in accordance with the term of the retiree welfare benefit programs of the Company and its Subsidiaries as in effect immediately prior to the Time of Contribution.

          8.9. Retention and Severance Obligations. The Company and Newco agree that the transactions contemplated by this Agreement shall not constitute a severance of employment of any Company Group Continuing Employee and Newco Group Continuing Employee prior to or as a result of the consummation of the transactions contemplated hereby, and that such employees will have continuous and uninterrupted employment with the Company Group or Newco Group, as applicable, before and immediately after the Time of Contribution. Without limiting the generality of Section 8.9, effective as of the Time of Contribution, the Company shall retain liability for and shall pay when due all amounts which may become payable under the Rockwell Retention and Severance Arrangement.

          8.10. Free-Standing Plans. Effective as of the Time of Contribution, Newco shall assume, or shall cause the Newco Group to assume, all liabilities and obligations under each employee benefit plan, arrangement or policy which, prior to the Time of Contribution, is exclusively for the benefit of Newco Group Continuing Employees, Newco Group Former Employees, and their eligible beneficiaries (the "Newco Group Free-Standing Plans"). Effective as of the Time of Contribution, the Company shall retain, or shall cause the Company Group to retain, all liabilities and obligations under each employee benefit plan, arrangement or policy which, prior to the Time of Contribution, is exclusively for the benefit of Company Group Continuing Employees, Company Group Former Employees, and their eligible beneficiaries (the "Company Group Free-Standing Plans"). The Company and Newco shall take, or cause to be taken, all such action as may be necessary or appropriate to establish the Newco Group as successor to the Company or its Subsidiaries as to all rights, assets, duties, liabilities and obligations under, or with respect to, the Newco Group Free-Standing Plans and to establish the Company Group as successor to the Company or its Subsidiaries as to all rights, assets, duties, liabilities and obligations with respect to the Company Group Free-Standing Plans.

          8.11. Employment, Consulting and Severance Agreements. Effective as of the Time of Contribution, Newco shall assume, or cause the Newco Group to assume, all liabilities and obligations attributable to Newco Group Continuing Employees and Newco Group Former Employees under their respective employment, consulting and severance agreements with the Company or its Subsidiaries, as the same are in effect immediately prior to the Time of Contribution. Effective as of the Time of Contribution, the Company shall retain, or cause the Company Group to retain, all liabilities and obligations attributable to Company Group Continuing Employees and Company Group Former Employees under their respective employment, consulting and severance agreements with the Company or its Subsidiaries, as the same are in effect immediately prior to the Time of Contribution.

          8.12. Welfare Plan Funding.

          (a) Non-Collectively Bargained Voluntary Employees' Beneficiary Association. Prior to the Time of Contribution, Newco shall have established a voluntary employees' beneficiary association (the "Newco VEBA") under Section 501(c)(9) of the Code covering Newco Group Continuing Employees and Newco Group Former Employees who are covered under the Trust for Employee Welfare Benefit Programs of Rockwell International Corporation (the "Rockwell VEBA"). The Newco VEBA shall contain provisions comparable in all material respects to and no less favorable in the aggregate to its participants than those of the Rockwell VEBA. Prior to the Time of Contribution, the Rockwell VEBA shall have transferred to the Newco VEBA assets attributable to the Newco Group Continuing Employees and Newco Group Former Employees covered under the Rockwell VEBA. The amount of assets transferred from the Rockwell

VEBA to the Newco VEBA pursuant to this Section 8.12(a) shall have been based upon the value of the assets in the applicable employee group insurance plan as of the date of the transfer multiplied by the ratio that the costs allocated for the Newco Group Continuing Employees and Newco Group Former Employees bear to the total costs allocated under the Rockwell VEBA for the Company's government accounting fiscal year in which such transfer occurs to the date of the transfer. The Company and Newco agree to adjust the initial asset allocation set forth in the preceding sentence, based upon actual claims cost experience at such time as the actual experience is known pursuant to the Company's practices existing on the date hereof. Effective as of the Time of Contribution, Newco shall continue to sponsor the Newco VEBA. Effective as of the Time of Contribution, the Company shall continue to sponsor the Rockwell VEBA and shall change the name of the Rockwell VEBA to eliminate any reference to "Rockwell".

          (b) Collectively Bargained Voluntary Employees' Beneficiary Association. Prior to the Time of Contribution, Newco shall have established a voluntary employees' beneficiary association (the "Newco Collectively Bargained VEBA") under Section 501(c)(9) covering Newco Group Continuing Employees and Newco Group Former Employees who are covered under the Agreement of Trust for Certain Collectively Bargained Welfare Benefit Plans of Rockwell International Corporation (the "Rockwell Collectively Bargained VEBA"). The Newco Collectively Bargained VEBA shall contain provisions comparable in all material respects to and no less favorable in the aggregate to its participants than those of the Rockwell Collectively Bargained VEBA. Prior to the Time of Contribution, the Rockwell Collectively Bargained VEBA shall have transferred to the Newco Collectively Bargained VEBA assets attributable to the Newco Group Continuing Employees and Newco Group Former Employees covered under the Rockwell Collectively Bargained VEBA. The amount of assets transferred from the Rockwell Collectively Bargained VEBA to the Newco Collectively Bargained VEBA pursuant to this Section 8.12(b) shall have been based upon the value of the assets in the Rockwell Collectively Bargained VEBA as of the date of the transfer multiplied by the ratio that the costs allocated for the Newco Group Continuing Employees and Newco Group Former Employees bear to the total costs allocated under the applicable employee group insurance plan for the Company's government accounting fiscal year in which such transfer occurs to the date of the transfer. Effective as of the

Time of Contribution, Newco shall continue to sponsor the Newco Collectively Bargained VEBA. Effective as of the Time of Contribution, the Company shall continue to sponsor the Rockwell Collectively Bargained VEBA and shall change the name of the Rockwell Collectively Bargained VEBA to eliminate any reference to "Rockwell".

          (c) Continued Life Insurance Reserve Fund. Prior to the Time of Contribution, Newco shall have established a continued life insurance reserve fund (the "Newco CLIR Fund") covering Newco Group Continuing Employees and Newco Group Former Employees who are covered under the Continued Life Insurance Reserve Fund (the "Rockwell CLIR Fund"). The Newco CLIR Fund shall contain provisions comparable in all material respects to and no less favorable in the aggregate to its participants than those of the Rockwell CLIR Fund. Prior to the Time of Contribution, the Rockwell CLIR Fund shall have transferred to the Newco CLIR Fund assets attributable to the Newco Group Continuing Employees and Newco Group Former Employees covered under the Rockwell CLIR Fund. The amount of assets transferred from the Rockwell CLIR Fund to the Newco CLIR Fund pursuant to this Section 8.12(c) shall have been based upon the proportionate values of the assets in the Rockwell CLIR Fund attributable to Newco Group Continuing Employees and Newco Group Former Employees as of the most recent actuarial valuation for the Rockwell CLIR Fund prepared by the Newco Actuary, subject to review by the Company Actuary. In the event of a dispute between the Newco Actuary and the Company Actuary, the Actuarial Dispute Resolution Process shall be used to determine the amount of assets to be transferred. Effective as of the Time of Contribution, Newco shall continue to sponsor the Newco CLIR Fund. Effective as of the Time of Contribution, the Company shall continue to sponsor the Rockwell CLIR Fund and shall change the name of the Rockwell CLIR Fund to eliminate any reference to "Rockwell".

          (d) Additional Action. Prior to, on and after the Time of Contribution, the Company and Newco each shall take and shall have taken such further actions as may be necessary or appropriate to (i) establish Newco as the sponsor of the Newco VEBA, Newco Collectively Bargained VEBA and Newco CLIR Fund, (ii) provide for the continued sponsorship by the Company of the Rockwell VEBA, Rockwell Collectively Bargained VEBA and Rockwell CLIR Fund and
(iii) cause the transfers described in this Section 8.12 to be made in accordance with applicable law and the terms of any applicable collective bargaining agreement.

          8.13. Indemnification. Except as otherwise provided in this Article VIII, Newco shall indemnify, defend and hold harmless the Company Group from and against, and pay or reimburse the Company Group for, any claims made by any Newco Group Continuing Employee or Newco Group Former Employee for severance or other separation benefits, any claims based on breach of contract and any other claims arising out of or in connection with the employment or the failure to offer employment to, or the termination of employment of, any Newco Group Continuing Employee or Newco Group Former Employee. The Company shall indemnify, defend and hold harmless the Newco Group from and against, and pay or reimburse the Newco Group for, any claims made by any Company Group Continuing Employee or Company Group Former Employee for severance or other separation benefits, any claims based on breach of contract and any other claims arising out of or in connection with the employment or the failure to offer employment to, or the termination of employment of, any Company Group Continuing Employee or Company Group Former Employee. Newco shall indemnify, defend and hold harmless the Company Group from and against, and pay or reimburse the Company Group for, all liabilities resulting from any failure to file a determination letter request with the IRS within the remedial amendment period prescribed under Section 401(b) of the Code with respect to compliance with the Tax Reform Act of 1986 for any Company Pension Plan that is intended to be tax-qualified under Section 401(a) of the Code.

          8.14. Cooperation. Without limiting the generality of Article VII hereof, the Company Group and Newco Group agree to promptly furnish each other with such information concerning employees and employee benefit plans, arrangements or policies as is necessary and appropriate to effect the transactions contemplated by this Article VIII.

          8.15. Amendment, Modification or Termination of Benefit Plans. From and after the Time of Contribution, (i) the Company Group expressly reserves the right, in accordance with applicable law and the terms of any applicable collective bargaining agreement, to amend, modify or terminate any Benefit Plan it sponsors or maintains for Company Group Continuing Employees and Company Group Former Employees and (ii) the Newco Group expressly reserves the right, in accordance with applicable law and the terms of any applicable collective bargaining agreement, to amend, modify or terminate any Benefit Plan it sponsors or maintains for Newco Group Continuing Employees or Newco Group Former Employees.

                                   ARTICLE IX

                                   CONDITIONS

          9.1. Conditions to Obligations of the Company. The obligations of the Company to consummate the Distribution hereunder shall be subject to the fulfillment of each of the following conditions:

          (a) All of the transactions contemplated by Article II shall have been consummated.

          (b) The recapitalization of Newco in accordance with Section 3.2 shall have been consummated.

          (c) Each condition to the Closing of the Merger Agreement set forth in Article VI thereof, other than (i) the condition set forth in Sections 6.1(f) thereof as to the consummation of the Contribution and the Distribution and (ii) the condition to the Acquiror's obligations set forth in
Section 6.3(d) thereof as to the satisfaction of conditions contained in this Agreement, shall have been fulfilled or waived by the party for whose benefit such condition exists.

          (d) The Board of Directors of the Company shall be reasonably satisfied that, after giving effect to the Contribution, (i) the Company will not be insolvent and will not have unreasonably small capital with which to engage in its businesses and (ii) the Company's surplus would be sufficient to permit, without violation of Section 170 of the DGCL, the Distribution.

          (e) Acquiror, the Company and Newco shall each have received, in form and substance reasonably satisfactory to each, the advance agreements and approvals of Governmental Entities concerning the matters described on
Schedule 9.1(e).

                                   ARTICLE X

                           MISCELLANEOUS AND GENERAL

          10.1. Modification or Amendment. The parties hereto may modify or amend this Agreement only by written agreement executed and delivered by duly authorized officers of the respective parties.

          10.2. Waiver; Remedies. The conditions to the Company's obligation to consummate the Distribution are for the sole benefit of the Company and may be waived in writing by the Company in whole or in part to the extent permitted by applicable law. No delay on the part of any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

          10.3. Counterparts. For the convenience of the parties, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          10.4. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

          10.5. Notices. Any notice, request, instruction or other communication to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other nationally reputable next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a) If to Newco or the Operating Subsidiaries:

              New Rockwell International Corporation
              2201 Seal Beach Boulevard
              Seal Beach, California 90740-8250
              Attention:  William J. Calise, Jr., Esq.
                          Senior Vice President, General
                          Counsel and Secretary
              Telecopy: (310) 797-5687

              with copies to:

              Chadbourne & Parke LLP
              30 Rockefeller Plaza
              New York, New York 10112
              Attention:  Peter R. Kolyer, Esq.
              Telecopy:   (212) 541-5369

              and

              Wachtell, Lipton, Rosen & Katz
              51 West 52nd Street
              New York, New York 10019
              Attention:  Eric S. Robinson, Esq.
              Telecopy:   (212) 403-2000

         (b)  If to the Company:

              Boeing NA, Inc.
              c/o The Boeing Company
              P.O. Box 3707
              M/S 13-08
              Seattle, Washington 98124-2207
              Attention:  Theodore J. Collins, Esq.
              Vice President & General Counsel
              Telecopy:  (206) 544-4900

              and

             Cravath, Swaine & Moore
             Worldwide Plaza
             825 Eighth Avenue
             New York, New York 10019
             Attention:  Allen Finkelson, Esq.
             Telecopy:  (212) 474-3700

          10.6. Entire Agreement. The Reorganization Agreements (including the Annexes and Schedules thereto), the Transition Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

          10.7. Certain Obligations. Whenever this Agreement requires any of the Subsidiaries of any party to take any action, this Agreement will be deemed to include an undertaking on the part of such party to cause such Subsidiary to take such action.

          10.8. Assignment. No party to this Agreement shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other parties hereto in their sole and absolute discretion, except that any party hereto may assign any of its rights hereunder to a successor to all or any part of its business. Except as aforesaid, any such conveyance, assignment or transfer without the express written consent of the other parties shall be void ab initio. No assignment of this Agreement shall relieve the assigning party of its obligations hereunder.

          10.9. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

          10.10. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

          10.11. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

          10.12. Third Party Beneficiaries. Acquiror shall be a third party beneficiary of this Agreement. Nothing contained in this Agreement is intended to confer upon any Person or entity other than the parties hereto and their respective successors and permitted assigns (other than Acquiror), any benefit, right or remedies under or by reason of this Agreement, except that the provisions of Sections 6.1 and 8.13 hereof shall inure to the benefit of the persons referred to therein.

          10.13. Schedules. All Schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Matters reflected on the Schedules are not necessarily limited to matters required by this Agreement to be reflected on such Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. Capitalized terms used in any Schedule but not otherwise defined therein shall have the respective meanings assigned to such terms in this Agreement.

          10.14. Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (i) the Superior Court of the State of

California, San Francisco County and (ii) the United States District Court for the Northern District of California for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any action, suit or proceeding relating hereto except in such courts). Each of the parties hereto further agrees that service of any process, summons, notice or document hand delivered or sent by registered mail to such party's respective address set forth in Section 10.5 will be effective service of process for any action, suit or proceeding in California with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Superior Court of the State of California, San Francisco County or (ii) the United States District Court for the Northern District of California, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.

                               ROCKWELL INTERNATIONAL CORPORATION

                               By: /s/ WILLIAM J. CALISE, JR.
                                   --------------------------------
                                   Name:   William J. Calise, Jr.
                                   Title:  Senior Vice President

                               NEW ROCKWELL INTERNATIONAL CORPORATION

                               By: /s/ WILLIAM J. CALISE, JR.
                                   --------------------------------
                                   Name:   William J. Calise, Jr.
                                   Title:  Senior Vice President

                               ALLEN-BRADLEY COMPANY, INC.

                               By: /s/ WILLIAM J. CALISE, JR.
                                   --------------------------------
                                   Name:   William J. Calise, Jr.
                                   Title:  Vice President

                               ROCKWELL COLLINS, INC.

                               By: /s/ WILLIAM J. CALISE, JR.
                                   --------------------------------
                                   Name:   William J. Calise, Jr.
                                   Title:  Vice President

                               ROCKWELL SEMICONDUCTOR SYSTEMS, INC.

                               By: /s/ WILLIAM J. CALISE, JR.
                                   --------------------------------
                                   Name:   William J. Calise, Jr.
                                   Title:  Vice President

                               ROCKWELL LIGHT VEHICLE SYSTEMS, INC.

                               By: /s/ WILLIAM J. CALISE, JR.
                                   --------------------------------
                                   Name:   William J. Calise, Jr.
                                   Title:  Vice President

                               ROCKWELL HEAVY VEHICLE SYSTEMS, INC.

                               By: /s/ WILLIAM J. CALISE, JR.
                                   --------------------------------
                                   Name:   William J. Calise, Jr.
                                   Title:  Vice President